As filed with the Securities and Exchange Commission on June 5, 2006. An Exhibit List can be found on page II-4


                                                     Registration No. 333-131730


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ____________________________


                               Amendment No. 2 to

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          _____________________________

                               JUNIPER GROUP, INC.
                 (Name of small business issuer in its charter)


           Nevada                                 1731                     11-2866771
(State or other Jurisdiction        (Primary Standard Industrial         (I.R.S. Employer
of Incorporation or                  Classification Code Number)        Identification No.)
Organization)

                           20283 STATE ROAD, SUITE 400
                            BOCA RATON, FLORIDA 33498
                                 (561) 482-9327
              (Address and telephone number of principal executive
                    offices and principal place of business)

                  VLADO P. HRELJANOVIC, CHIEF EXECUTIVE OFFICER
                               JUNIPER GROUP, INC.
                           20283 STATE ROAD, SUITE 400
                            BOCA RATON, FLORIDA 33498
                                 (561) 482-9327

            (Name, address and telephone number of agent for service)

                                   Copies to:
                             GREGORY SICHENZIA, ESQ.
                              YOEL GOLDFEDER, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.


If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE



------------------------------- -------------------- ---------------- ------------------ --------------------
   TITLE OF EACH CLASS OF        NUMBER OF SHARES       PROPOSED          PROPOSED            AMOUNT OF
      SECURITIES TO BE          TO BE REGISTERED (1)    MAXIMUM           MAXIMUM          REGISTRATION FEE
        REGISTERED                                      OFFERING         AGGREGATE
                                                        PRICE PER       OFFERING PRICE
                                                         SHARE
------------------------------- -------------------- ---------------- ------------------ --------------------
     Common stock, $0.001 par       59,000,000 (2)       $.018 (3)          $1,062,000              $113.64
          value issuable upon
       conversion of Callable
    Secured Convertible Notes
------------------------------- -------------------- ---------------- ------------------ --------------------
     Common Stock, $0.001 par        1,000,000 (4)        $.13                $130,000               $13.91
 value issuable upon exercise
                  of Warrants
------------------------------- -------------------- ---------------- ------------------ --------------------
                        Total       60,000,000                              $1,192,000              $127.55
------------------------------- -------------------- ---------------- ------------------ --------------------


 (1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of callable secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the callable secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on February 8, 2006, which was $0.018 per share.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.13 per share to account for antidilution and price protection adjustments.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 5, 2006



                               JUNIPER GROUP, INC.
                              60,000,000 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholders of up to 60,000,000 shares of our common stock, including up to 59,000,000 shares of common stock underlying secured convertible notes in a principal amount of $1,000,000 and up to 1,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants. The secured convertible notes are convertible into our common stock at the lower of $0.05 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.


         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "JUNI.ob". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on May 19, 2006, was $0.016.


         INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is ___________, 2006.


         The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Juniper Group, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                               JUNIPER GROUP, INC.


         Our business is composed of two segments: 1) technology services and 2) entertainment.

         1. Technology Services: Our technology operations are conducted through one wholly owned subsidiary of Juniper Entertainment, Inc. Our technology operations consist of wireless and cable broadband installation services on a national basis by providing broadband connectivity for wireless and cable service providers and over 95% of our revenues are derived from these operations.

         2. Entertainment: Our entertainment operations are conducted through one wholly owned subsidiary of Juniper Entertainment, Inc. Our entertainment operations consist of acquiring motion picture rights from independent producers and distributing these rights to domestic and international territories on behalf of the producers to various medias (i.e. DVD, satellite, pay television and broadcast television) and less than 5% of our revenues are derived from these operations.

         For the year ended December 31, 2005, we generated $580,504 in revenue and a net loss of $4,881,793. As a result of recurring losses from operations, Morgenstern, Svoboda & Baer, CPA's, P.C., in their report dated April 13, 2006, have expressed substantial doubt about our ability to continue as going concern.

         Our principal offices are located at 20283 State Road, Suite 400, Boca Raton, Florida 33498, and our telephone number is (561) 482-9327. We are a Nevada corporation.

         The Offering

Common stock offered by selling stockholders...................... Up to 60,000,000 shares, including the following:

                                                                   - up to 59,000,000 shares of common stock underlying secured convertible  notes in the  principal  amount  of  $1,000,000
                                                                   (includes a good faith estimate of the shares underlying the callable  secured  convertible  notes to account  for market fluctuations  antidilution and price protection adjustments, respectively), and

                                                                   - up to 1,000,000  shares of common stock  issuable upon the exercise of common  stock  purchase  warrants at an exercise price of $.13 per share  (includes a good faith  estimate of the shares  underlying  warrants to account for antidilution and price protection adjustments).


                                                                   This number  represents  80.84% of our  current  outstanding stock, assuming full conversion.

Common stock to be  outstanding  after the  offering.............. Up to 74,547,448 shares;  provided,  however,  upon amending our Articles of  Incorporation  to increase  the  authorized common  stock we will amend this  registration  statement to increase  the number of shares  included  herein  which will
                                                                   result  in  a  substantial   amount  of  additional   shares
                                                                   outstanding after the offering








Use  of   proceeds................................................ We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling  stockholder  upon  exercise of the  warrants.  We expect to use the proceeds  received from the exercise of the  warrants,  if any, for general  working capital purposes.  However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock  underlying the warrants are not then registered pursuant to an effective registration  statement.
                                                                   In the event  that the  selling  stockholder  exercises  the warrants on a cashless  basis,  then we will not receive any proceeds.  In addition,  we have received  gross proceeds of
                                                                   $500,000 from the sale of the secured  convertible notes and the investors are obligated to provide us with an additional
                                                                   $500,000  within  five days of this  registration  statement being  declared  effective.  The proceeds  received from the sale of the callable secured  convertible notes will be used for business  development  purposes,  working capital needs, taxes,  payment of  consulting  and legal fees and borrowing repayment.

Over-The-Counter Bulletin Board Symbol............................ JUNI.ob


EXPLANATORY NOTE: ON DECEMBER 28, 2005 AND THEN ON MARCH 14, 2006, WE ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH NEW MILLENNIUM CAPITAL PARTNERS II, LLC, AJW QUALIFIED PARTNERS, LLC, AJW OFFSHORE, LTD. AND AJW PARTNERS, LLC. CERTAIN ISSUANCES OF SHARES OF COMMON STOCK PURSUANT TO THIS AGREEMENT WOULD REQUIRE US TO ISSUE SHARES OF COMMON STOCK IN EXCESS OF OUR AUTHORIZED CAPITAL. WE ARE SEEKING TO INCREASE OUR AUTHORIZED COMMON STOCK FROM 75,000,000 TO 750,000,000. WE INTEND ON FILING A CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION 20 DAYS AFTER OUR INFORMATION STATEMENT IS MAILED TO OUR SHAREHOLDERS PURSUANT TO WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE SHARES OF OUR COMMON STOCK. WE ARE REGISTERING 60,000,000 SHARES OF COMMON STOCK PURSUANT TO THIS PROSPECTUS THAT ARE UNDERLYING THE CONVERTIBLE DEBENTURES AND WARRANTS ISSUED IN CONNECTION WITH THE SECURITIES PURCHASE AGREEMENT. UPON FILING THE CERTIFICATE OF AMENDMENT, WE WILL AMEND THIS PROSPECTUS TO INCLUDE ADDITIONAL SHARES OF COMMON STOCK THAT ARE ISSUABLE PURSUANT TO THIS AGREEMENT.

         The above information regarding common stock to be outstanding after the offering is based on 14,547,448 shares of common stock outstanding as of May 19, 2006 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

         To obtain funding for ongoing operations, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on December 28, 2005 for the sale of (i) $1,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 1,000,000 shares of our common stock and on March 14, 2006 for the sale of (i) $300,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 7,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying the $1,000,000 in callable secured convertible notes and stock purchase warrants to buy 1,000,000 shares of our common stock pursuant to the Securities Purchase Agreement executed on December 28, 2005.

         The callable secured convertible notes bear interest at 8%, mature on January 15, 2009 with respect to the initial $500,000 and on March 14, 2009 with respect to $300,000, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of May 19, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.016 and, therefore, the conversion price for the secured convertible notes was $0.008. Based on this conversion price, the $1,300,000 callable secured convertible notes, excluding interest, were convertible into 162,500,000 shares of our common stock.


         We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.15 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets as well as registration rights.


         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.13 per share with respect to the initial 1,000,000 and $0.10 with respect to the subsequent 7,000,000. In addition, the exercise price of the warrants is adjusted in the event we issue common stock at a price below market.


         The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

         See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the callable secured convertible notes.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:



AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         In their report dated April 13, 2006, Morgenstern, Svoboda & Baer, CPA's, P.C., stated that our financial statements for the year ended December 31, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of our recurring losses from operations. We have experienced net operating losses. Our ability to continue as a going concern is subject to our ability to maintain and enhance our profitability.

WE HAVE ACCUMULATED LOSSES AND ARE NOT CURRENTLY PROFITABLE.

         We have incurred a cumulative net loss since inception and are currently experiencing negative cash flow. We expect to continue to experience negative cash flow and operating losses for the foreseeable future as we continue to make significant expenditures for acquisitions, sales and marketing, infrastructure development and general and administrative functions. As a result, we will need to generate significant revenues to achieve profitability. If our revenues grow more slowly than we anticipate, or if our operating expenses exceed expectations, we may experience reduced profitability.

OUR COMMON STOCK TRADES IN A LIMITED PUBLIC MARKET, THE NASD OTC ELECTRONIC BULLETIN BOARD; AND IN ADDITION THERE ARE VARIOUS INDUSTRY FACTORS, WHICH COULD CAUSE INVESTORS TO FACE POSSIBLE VOLATILITY OF SHARE PRICE.

         Our common stock is currently quoted on the NASD OTC Bulletin Board under the ticker symbol JUNI.OB. As of May 19, 2006, there were approximately 14,547,448 shares of Common Stock outstanding, of which approximately 4,257,142 were tradable without restriction under the Securities Act.


         There can be no assurance that a trading market will be sustained in the future. Factors such as, but not limited to, technological innovations, new products, acquisitions or strategic alliances entered into by us or our competitors, government regulatory action, patent or proprietary rights developments, and market conditions for penny stocks in general could have a material effect on the liquidity of our common stock and volatility of our stock price.


THE COMMUNICATIONS INDUSTRY HAS SUFFERED ECONOMIC DOWNTURNS AND REDUCED CAPITAL EXPENDITURES IN THE PAST AND ANY FUTURE ECONOMIC DOWNTURNS OR REDUCED CAPITAL EXPENDITURES MAY RESULT IN A DECREASE IN DEMAND FOR OUR SERVICES.


         Commencing in 2001 and through 2003, the communications industry suffered a severe downturn that resulted in reduced capital expenditures for infrastructure projects, even among those customers that did not experience financial difficulties. Although our strategy is to increase the percentage of our business derived from large, financially stable customers in the communications, utility and government industries, these customers may not continue to fund capital expenditures for infrastructure projects at current levels. Even if they do continue to fund projects, we may not be able to increase our share of their business. Bankruptcies or decreases in our customers' capital expenditures and disbursements could reduce our revenue, profitability or liquidity.

MANY OF THE INDUSTRIES WE SERVE ARE SUBJECT TO CONSOLIDATION AND RAPID TECHNOLOGICAL AND REGULATORY CHANGE, AND OUR INABILITY OR FAILURE TO ADJUST TO OUR CUSTOMERS' CHANGING NEEDS COULD REDUCE DEMAND FOR OUR SERVICES.

         We  derive,   and  anticipate  that  we  will  continue  to  derive,  a
substantial portion of our revenue from customers in the communications industry. The communications industry is subject to rapid changes in technology and governmental regulation. Changes in technology may reduce the demand for the services we provide. New or developing technologies could displace the wire line systems used for the transmission of voice, video and data, and improvements in existing technology may allow communications providers to significantly improve their networks without physically upgrading them. Additionally, the communications industry has been characterized by a high level of consolidation that may result in the loss of one or more of our customers. Utilities have also entered into a phase of consolidation similar to the communications industry which could lead to the same uncertainties.


THE COMMUNICATIONS INDUSTRY IS HIGHLY COMPETITIVE WHICH MAY REDUCE OUR MARKET SHARE AND HARM OUR FINANCIAL PERFORMANCE.

         The communications industry is highly fragmented, and we compete with other companies in most of the markets in which we operate, ranging from small independent firms servicing local markets to larger firms servicing regional and national markets. We also face competition from existing or prospective customers that employ in-house personnel to perform some of the same types of services we provide. There are relatively few barriers to entry into the markets in which we operate and, as a result, any organization that has adequate financial resources and access to technical expertise and skilled personnel may become one of our competitors.


MOST  OF  OUR   CONTRACTS  DO  NOT  OBLIGATE  OUR  CUSTOMERS  TO  UNDERTAKE  ANY
INFRASTRUCTURE PROJECTS OR OTHER WORK WITH US.

         A significant portion of our revenue is derived from service agreements. Under our service agreements, we contract to provide customers with individual project services, through work orders, within defined geographic areas on a fixed fee basis. Under these agreements, our customers have no obligation to undertake any infrastructure projects or other work with us. A significant decline in the projects customers assign us under service agreements could result in a decline in our revenue, profitability and liquidity.

WE MAY NOT ACCURATELY ESTIMATE THE COSTS ASSOCIATED WITH OUR SERVICES PROVIDED UNDER FIXED-PRICE CONTRACTS WHICH COULD IMPAIR OUR FINANCIAL PERFORMANCE.


         A substantial portion of our revenue is derived from master service agreements and other service agreements that are fixed price contracts. Under these contracts, we set the price of our services on a per unit or aggregate basis and assume the risk that the costs associated with our performance may be greater than we anticipated. Revenue derived from fixed price contracts are strictly derived from the technology segment of our business, which accounted for 96% for 2003, 97% for 2004, and 81% for 2005 of the gross revenue for the year, respectively. This represents all cable revenue as follows: 96% from Cablevision for 2003; 97% from Cablevision for 2004; and 31% from Time-Warner, 30% from Cox Communication, 17% from Cablevision and 3% from Comcast for 2005, respectively. The Company entered into fixed price contracts for installation services with above cable providers in the New York, South Carolina, Virginia, Tennessee, Illinois, and New Jersey area during the period 2003 through 2005. The revenue represents individual or composite prices


         Our profitability is therefore dependent upon our ability to accurately estimate the costs associated with our services. These costs may be affected by a variety of factors, such as lower than anticipated productivity, conditions at the work sites differing materially from what was anticipated at the time we bid on the contract and higher costs of materials and labor. Certain agreements or projects could have lower margins than anticipated or losses if actual costs for our contracts exceed our estimates, which could reduce our profitability and liquidity.


THE PROVISION OF SERVICES FOR BROADBAND INFRASTRUCTURE DEPLOYMENT IS SEASONAL AND IS AFFECTED BY ADVERSE WEATHER CONDITIONS AND THE SPENDING PATTERNS OF OUR CUSTOMERS, EXPOSING US TO VARIABLE QUARTERLY RESULTS.

         The budgetary years of many of our specialty infrastructure services customers end December 31. As a result, some of our customers reduce their expenditures and work order requests towards the end of the year. Adverse weather conditions, particularly during the winter season, also affect our ability to perform outdoor services in certain regions of the United States. As a result, we experience reduced revenue in those quarter, if prolonged adverse weather conditions exist.


         Natural catastrophes such as the recent hurricanes in the United States could also have a negative impact on the economy overall and on our ability to perform outdoor services in affected regions or utilize equipment and crews stationed in those regions, which in turn could significantly impact the results of any one or more of our reporting periods.


OUR BUSINESS REQUIRES THE DEPLOYMENT OF SERVICES VEHICLES THROUGHOUT THE AREAS IN WHICH WE PROVIDES SERVICES AND INCREASES IN THE COSTS OF FUEL COULD REDUCE OUR OPERATING MARGINS.


         The price of fuel needed to run our vehicles and equipment is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns. Most of our contracts do not allow us to adjust our pricing. Accordingly, any increase in fuel costs could reduce our profitability and liquidity.

WE MAY CHOOSE, OR BE REQUIRED, TO PAY OUR SUBCONTRACTORS EVEN IF OUR CUSTOMERS DO NOT PAY, OR DELAY PAYING, US FOR THE RELATED SERVICES.

         We use subcontractors to perform portions of our services and to manage work flow. In some cases, we pay our subcontractors before our customers pay us for the related services. If we choose, or are required, to pay our subcontractors for work performed for customers who fail to pay, or delay paying, us for the related work, we could experience a decrease in profitability and liquidity.

THE DEVELOPMENT AND INSTALLATION OF BROADBAND INFRASTRUCTURE REQUIRES UNDERGROUND WORK, WHICH REQUIRES COMPLIANCE WITH ENVIRONMENTAL LAWS AND OUR FAILURE TO COMPLY WITH ENVIRONMENTAL LAWS COULD RESULT IN SIGNIFICANT LIABILITIES.


         Some of the work we perform is in underground environments. If the field location maps supplied to us are not accurate, or if objects are present in the soil that are not indicated on the field location maps, our underground work could strike objects in the soil containing pollutants and result in a rupture and discharge of pollutants. In such a case, we may be liable for fines and damages.

         In addition, new environmental laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or leaks, or the imposition of new clean-up requirements could require us to incur significant costs or become the basis for new or increased liabilities that could negatively impact our profitability and liquidity.

OUR BUSINESS IS SUBJECT TO HAZARDS THAT COULD RESULT IN SUBSTANTIAL LIABILITIES AND WEAKEN OUR FINANCIAL CONDITION.


         Deployment, construction and maintenance of wireless communication towers undertaken by our employees involve exposure to electrical lines, heavy equipment, mechanical failures and adverse weather conditions. If serious accidents or fatalities occur, we may be restricted from bidding on certain work and certain existing contracts could be terminated. In addition, if our safety record were to deteriorate, our ability to bid on certain work could suffer. The occurrence of accidents in our business could result in significant liabilities or harm our ability to perform under our contracts or enter into new contracts with customers, which could reduce our revenue, profitability and liquidity.


MANY OF OUR COMMUNICATIONS CUSTOMERS ARE HIGHLY REGULATED AND THE ADDITION OF NEW REGULATIONS OR CHANGES TO EXISTING REGULATIONS MAY ADVERSELY IMPACT THEIR DEMAND FOR OUR SPECIALTY CONTRACTING SERVICES AND THE PROFITABILITY OF THOSE SERVICES.

         Many of our communications customers are regulated by the Federal Communications Commission. The FCC may interpret the application of its regulations to communication companies in a manner that is different than the way such regulations are currently interpreted and may impose additional regulations. If existing or new regulations have an adverse affect on our communications customers and adversely impact the profitability of the services they provide, then demand for our specialty contracting services may be reduced.


THE CURRENT AND CONTINUED GROWTH OF OUR OPERATIONS ARE CONTINGENT ON OUR ABILITY TO RECRUIT EMPLOYEES.


         In the event we are able to obtain necessary funding, we expect to experience growth in the number of employees and the scope of our operations. In particular, we may hire additional sales, marketing and administrative personnel. Additionally, acquisitions could result in an increase in employee headcount and business activity. Such activities could result in increased responsibilities for management. We believe that our ability to increase our customer support capability and to attract, train, and retain qualified technical, sales, marketing, and management personnel, will be a critical factor to our future success.


WE HAVE RECENTLY CLOSED ON AN ACQUISITION WHICH HAS EXPANDED OUR OPERATIONS AND WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY.


         Our future success will be highly dependent upon our ability to successfully manage the expansion of our operations. Our ability to manage and support our growth effectively will be substantially dependent on our ability to: implement adequate improvements to financial and management controls, reporting and order entry systems, and other procedures and hire sufficient numbers of financial, accounting, administrative, and management personnel. Our expansion and the resulting growth in the number of our employees would result in increased responsibility for both existing and new management personnel. We are in the process of establishing and upgrading our financial accounting and procedures. We may not be able to identify, attract, and retain experienced accounting and financial personnel. Our future operating results will depend on the ability of our management and other key employees to implement and improve our systems for operations, financial control, and information management, and to recruit, train, and manage its employee base. We may not be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures, and any inability to do so would have a material adverse effect on its business, results of operations, and financial condition.


THE COMMUNICATIONS INDUSTRY IS CONSTANTLY GROWING AND EVOLVING, ACCORDINGLY OUR SUCCESS IS DEPENDENT ON OUR ABILITY TO ADDRESS MARKET OPPORTUNITIES.


         Our future success depends upon our ability to address potential market opportunities while managing our expenses to match our ability to finance our operations. This need to manage our expenses will place a significant strain on our management and operational resources. If we are unable to manage our expenses effectively, we may be unable to finance our operations. By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition and would prevent us from being able to utilize potential market opportunities.

WE SHALL BE REQUIRED TO SEEK ADDITIONAL MEANS OF FINANCING.


         On December 28, 2005, we entered into a financing arrangement involving the sale of an aggregate of $1,000,000 principal amount of callable secured convertible notes and on March 14, 2006, we entered into a financing arrangement involving the sale of an additional $300,000 principal amount of callable secured convertible notes. However, there can be no assurance that we will generate adequate revenues from operations. Failure to generate such operating revenues would have an adverse impact on our financial position and results of operations and ability to continue as a going concern. Our operating and capital requirements during the next fiscal year and thereafter will vary based on a number of factors, including the level of sales and marketing activities for our services and products. Accordingly, we shall be required to obtain additional private or public financing including debt or equity financing and there can be no assurance that such financing will be available as needed, or, if available, on terms favorable to us. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.


         Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

         If we raise additional funds by issuing equity securities, existing stockholders may experience a dilution in their ownership. In addition, as a condition to giving additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders.


SERVICES FOR BROADBAND INFRASTRUCTURE DEPLOYMENT ARE PROVIDED BY BOTH IN-HOUSE SERVICE ORGANIZATIONS AND OUTSOURCED SUPPORT PROVIDERS AND MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.


         Many of our current and potential competitors may have substantial competitive advantages relative to us, including:

         o        longer operating histories;
         o        significantly greater financial;
         o        technical  and  marketing  resources;
         o        greater brand name recognition;
         o        larger existing customer bases; and
         o        more popular products.

         These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to develop, promote and sell their products or services than we can.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CALLABLE SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.


         As of May 19, 2006, we had 14,547,448 shares of common stock issued and outstanding and callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 162,500,000 shares of common stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 8,000,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. In addition to the foregoing shares which may be issuable in connection with our current financing, we currently have 25,357 shares of 12% non-voting convertible preferred stock outstanding and 135,000 shares of Series B Voting Preferred Stock outstanding, which are not currently convertible into shares of common stock, but based on the current market price would be convertible into an aggregate of 132,746,458 shares of our common stock. Furthermore, we currently have an additional 3,416,000 warrants outstanding and 1,425,000 options outstanding.


THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CALLABLE SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the current market price, as of May 19, 2006 of $0.16.

                                                   Number           % of
% Below      Price Per       With Discount       of Shares        Outstanding
Market        Share             at 50%            Issuable           Stock

25%          $0.0120           $0.0060           166,666,667        92.14%
50%          $0.0080           $0.0040           250,000,000        94.62%
75%          $0.0040           $0.0020           500,000,000        97.23%


         As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CALLABLE SECURED CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         The callable secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by third party investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their Callable Secured Convertible Notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

         Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the Callable Secured Convertible Notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the Callable Secured Convertible notes. As we do not currently have the required amount of shares available, we may be required to file an additional registration statement after we have increased our authorized common stock. Accordingly, subject to obtaining an increase in our authorized shares of common stock, we will allocate and register approximately 237,294,118 shares to cover the conversion of the Callable Secured Convertible Notes and stock purchase warrants. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the Callable Secured Convertible Notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CALLABLE SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CALLABLE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

         On December 28, 2005, we entered into a financing arrangement involving the sale of an aggregate of $1,000,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 1,000,000 shares of our common stock and on March 14, 2006, we entered into a financing arrangement involving the sale of an additional $300,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 7,000,000 shares of our common stock. The callable secured convertible notes are due and payable, with 8% interest, unless sooner converted into shares of our common stock. Although we currently have $800,000 callable secured convertible notes outstanding, the investor is obligated to purchase additional callable secured convertible notes in the aggregate amount of $500,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period and as of the end of the last fiscal quarter the amount to repay the callable secured convertible notes would cost an aggregate of approximately $1,055,000. We are currently in default of our obligations due to the fact that we have failed to file an information statement with the Securities and Exchange Commission in a timely manner and accordingly, we do not have the sufficient number of shares required to be registered in connection with this financing. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.


RISKS RELATING TO OUR COMMON STOCK:


WE HAVE HAD TO FILE FOR EXTENSIONS FOR OUR RECENT ANNUAL AND QUARTERLY FILINGS AND IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE
REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.


         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

          o that a broker or dealer approve a person's account for transactions in penny stocks; and
          o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

          o obtain financial information and investment experience objectives of the person; and
          o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

          o sets forth the basis on which the broker or dealer made the suitability determination; and
          o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, about the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS


         This  prospectus  relates  to shares of our  common  stock  that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have received gross proceeds of $800,000 from the sale of the callable secured convertible notes and the investors are obligated to provide us with an additional $500,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the callable secured convertible notes will be and are being used for the repayment of an outstanding loan of $56,000, payment of legal and accounting fees of approximately $75,000, payment of $100,000 in taxes and the remaining funded amounts have been used for various expenses and to provide for our working capital needs. The funds to be provided will be used for business development purposes and to expand our operations and fund acquisitions.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our Common Stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "JUNI.ob". The following table sets forth the high and low bid prices of our Common Stock, as reported by the OTCBB for each quarter within the last two fiscal years. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.


                                                                            2006
                                                   -----------------------------------------------------
                                                              HIGH*                      LOW*
                                                   ---------------------------  ------------------------
1st Quarter..................................      $          0.034             $        0.016

                                                                            2005
                                                   -----------------------------------------------------
                                                              HIGH*                      LOW*
                                                   ---------------------------  ------------------------
1st Quarter..................................      $          0.350             $        0.130
2nd Quarter..................................                 0.200                      0.075
3rd Quarter..................................                 0.150                      0.065
4th Quarter..................................                 0.095                      0.020

                                                                            2004
                                                   -----------------------------------------------------
                                                              HIGH                        LOW
                                                   ---------------------------  ------------------------
1st Quarter..................................      $           1.01             $         0.19
2nd Quarter..................................                  0.55                       0.30
3rd Quarter..................................                  0.53                       0.26
4th Quarter..................................                  0.35                       0.25


As of May 19, 2006, there were approximately 336 holders of record of our common stock.


DIVIDENDS

         Preferred stockholders are entitled to receive a dividend out of assets legally available for payment at a rate of 12% per annum of the preferred stock liquidation preference of $2.00 (or $.24 per annum) per share, payable quarterly on March 1, June 1, September 1 and December 1, in cash or in shares of common stock having an equivalent fair market value. Unpaid dividends on our preferred stock accumulate. In January of each year of 2004, 2005 and 2006, our board of directors authorized the issuance of shares of our common stock or cash, which shall be at the discretion of our Chief Executive Officer in order to pay the accrued preferred stock dividend. Accrued and unpaid dividends at Marchr 31, 2006 were $24,333. No dividends shall be declared or paid on our common stock (other than a dividend payable solely in shares of common stock) and no common stock shall be purchased, redeemed or acquired by us unless full cumulative dividends on the preferred stock have been paid or declared, or cash or shares of common stock have been set aside, which is sufficient to pay all dividends accrued on the preferred stock for all past and then current dividend periods.

         We have not declared cash dividends on our common stock and do not intend to do so in the foreseeable future. If we generate earnings, management's policy is to retain such earnings for further business development. It plans to maintain this policy as long as necessary to provide funds for our operations. Any future dividend payments will depend upon the full payment of Preferred Stock dividends, our earnings, financial requirements and other relevant factors, including approval of such dividends by the Board of Directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2005.


                      EQUITY COMPENSATION PLAN INFORMATION


                                      NUMBER OF SECURITIES       WEIGHTED AVERAGE       NUMBER OF SECURITIES
PLAN CATEGORY                           TO BE ISSUED UPON       EXERCISE PRICE OF      REMAINING AVAILABLE FOR
                                           EXERCISE OF         OUTSTANDING OPTIONS,     FUTURE ISSUANCE UNDER
                                      OUTSTANDING OPTIONS,     WARRANTS AND RIGHTS      EQUITY COMPENSATION
                                       WARRANTS AND RIGHTS                                PLANS (EXCLUDING
                                                                                       SECURITIES REFLECTED IN
                                                                                              COLUMN (A)
                                     ----------------------    --------------------    -----------------------
                                               (A)                      (B) (                     C)
EQUITY COMPENSATION PLANS APPROVED             -0-                     -0-                       -0-
BY SECURITY HOLDERS

EQUITY COMPENSATION PLANS NOT               7,908,027                 $0.18                    137,348
APPROVED BY SECURITY HOLDERS

TOTAL                                       7,908,027                 $0.18                    137,348

         In additional to the issuance of options on the basis of individual compensation arrangements; some of the foregoing options were issued pursuant to the following option plans, none of which have been approved by our stockholders:

          o Under the 2004 Consultant Stock Plan an aggregate of 1,939,984 options have been issued;

          o Under the 2003 Equity Incentive Plan an aggregate of 1,450,168 options have been issued; and

          o    Under the 2002 Plan an aggregate of 472,500 options were issued.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS


         The following discussion and analysis of financial condition and results of operations should be read in conjunction with our consolidated financial statements and the accompanying notes thereto included herein, and the consolidated financial statements included in its 2005 Annual Report on Form 10-KSB which include forward-looking statements.


         Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our potential risks and uncertainties include, among other things, such factors as:

     o    continued historical lack of profitable operations;
     o    working capital deficit;
     o the ongoing need to raise additional capital to fund operations and growth on a timely basis;
     o the success of the expansion into the Broadband integration business, and the ability to provide adequate working capital on a timely basis required for this expansion, and dependence thereon;
     o    most of Juniper's revenue is derived from few customers.
     o the success of the expansion into the film related business, and the ability to provide adequate working capital required for growth and dependence therein;
     o the ability to develop long-lasting relationships with our customers and attract new customers;
     o    the competitive environment within the industries in which we operate,
     o the ability to attract and retain qualified personnel, particularly our CEO
     o the effect on our financial condition of delays in payments received from third parties;
     o    the ability to manage a new business with limited management;
     o    rapid technological changes;
     o    economic conditions;
     o other factors set forth in our other filings with the Securities and Exchange Commission.

OVERVIEW

         While historically our business has been composed of two segments (1) broadband technology services and (2) entertainment services, currently entertainment services consists of a financially insignificant portion of our operations.

BROADBAND TECHNOLOGY SERVICE


         Our broadband communication services are conducted through Juniper Services, Inc., a subsidiary of Juniper Entertainment, Inc., our wholly owned subsidiary. Juniper Services operates our wireless broadband installation services on a regional basis under a new business model and with new management and new staff. Its focus has been on the expansion of its integration and support of broadband connectivity for local, regional and national contracts with wireless service providers and equipment vendors. Its direction is to support the increased demand in the deployment and maintenance of wireless/tower system services with leading telecommunication companies in providing them with site surveys, tower construction and antenna installation to tower system integration, hardware and software installations. On March 16, 2006, Juniper Services completed the acquisition of all outstanding shares of New Wave Communication, Inc., making it a wholly owned subsidiary of Juniper Services. New Wave is a leading regional supplier of construction and management services to the wireless broadband industry. This is a direct complement to our existing broadband business. Juniper Services has deployed its efforts to be able to handle new opportunities either with internal staff or subcontracting in order to meet its clients "speed to market" needs. Predominantly, this increased workload has been subcontracted out in order to protect cash flow

         New Wave is a wireless communications contractor specializing in tower erection, extension, modifications and maintenance, as well as cellular, wireless broadband and microwave systems installation. We manage and work projects primarily over a five state region surrounding Indiana, but we are capable of sustained work anywhere within the United States. New Wave is the company of choice for the five current market leaders in this industry. The acquisition of New Wave has added a new dimension to the fundamentals of Juniper Services and will allow Juniper Services to leverage its customer base creating a wider market space for its base business. This will bring our broadband focus into a wireless market through voice data and streaming video.

ENTERTAINMENT SERVICES

         Juniper Pictures has historically been engaged in acquiring film rights from independent producers and distributing these rights to domestic and international territories on behalf of the producers to various media (i.e. DVD, satellite, home video, pay-per view, pay television, television, and independent syndicated television stations). For the past several years, we have reduced our efforts in the distribution of film licenses to commit and focus our resources on the growth of the broadband technology business, which, during that time, we believed was the most efficient and cost effective strategy for us to maximize revenue.

         Most recently, during our 2005 annual review for impairment of our film rights, we determined that a large number of films in our library had been pirated. We accordingly re-evaluated our film library by taking into account the recent pirating of our film in the domestic and international DVD and TV markets. This re-evaluation was as a result of our ascertaining that the distribution of these films would have impaired the future market value in multiple distribution areas. In management's judgment, the current carrying value of the film rights reflects the amount that we could reasonably expect to receive in revenue during our licensing term. We will continue to review the valuation more frequently if impairment indicators arise. We are currently evaluating potential legal recourse and re-evaluation of our marketing strategy.

DISCUSSION OF 2005 OPERATIONS

         In the first half of 2005, the technology segment saw an upsurge in the demand for cable and infrastructure integration services and had entered into agreements with Time Warner for Columbia, South Carolina and Memphis, Tennessee, Comcast in Detroit, Michigan and Cox Communications for Hampton Roads, Virginia.

         We followed the business plan to seek diversified balance in its business base among the various competing segments of the rapidly expanding broadband market place, including cable, wireless and broadband vender segments.

         During this period, we continued to evaluate the performance of current and potential new customers in terms of service pricing costs and payments to assure the profitability and positive cash flow operations.

         We continued to work on the identification of higher margin areas for growth in 2005, and found major opportunities in several key areas of wireless broadband and infrastructure wiring and cabling services that the technology segment targeted subject to financing. The foremost of these are support for the deployment and maintenance of tower/antenna system services. Wireless broadband is primarily being supported by smaller companies qualified and skilled at performing cellular and wireless installations on such towers. Building alliances with companies in this key segment of the Broadband market, the technology segment developed strategies and capabilities and began its entry into this attractive and high growth portion of the marketplace. Our technology segment had signed an agreement to provide its service to Motorola Inc. and began providing services as Motorola's Professional Services provider for Canopy product wireless tower and subscriber antenna installations in the later part of 2004. We invested up-front costs during early 2005 in order to meet customer requirements and provide customer satisfaction. However, due to the lack of funding by the investment banker to continue in the implementation of our business plan, we were required to discontinue our Motorola services and scale down our management and staff personnel

         In August 2005, our investment banker, in connection with our receipt of $300,000 from a single accredited investor, committed to raise an additional $300,000 for us. These funds were to be used to execute the business plan which we had developed over a period of several months with the assistance of the investment banker. We then expended the first $300,000 in accordance with its business plan. In so doing, we met all of our revenue and earnings targets under the agreed-upon business plan. The investment banker however, only provided us with an additional $25,000. The failure to secure additional funds materially and adversely affected our business operations. Specifically, we had to cease our operations in Memphis and Columbia with Time Warner and our operation in Detroit with Comcast. Also, we missed a significant opportunity with Cox Communications in the New Orleans market following the Katrina disaster and eventually had to cease operations in Hampton Road, Virginia. We are hopeful that we can repair any damage caused to our credibility and relationship with these major MSOs by reason of discontinuing those operations. The operations that were suspended were generating approximately 30% gross profit margins prior to our cessation of operations in those markets due to lack of funding. We severely reduced our efforts in growing our revenue and focused on securing new capital resources.

         We were able to find a new investor, and entered into a Securities Purchase Agreement with investors on December 28, 2005 and March 14, 2006 for the sale of (i) $1, 300,000 in Callable Secured Convertible Notes and (ii) stock purchase warrants to buy 8,000,000 shares of common stock. The Company, to date, has sold $800,000 in callable convertible notes and an additional $500,000 in callable secured notes is expected to be sold following this registration statement being declared effective.

         The proceeds received from the sale of the callable secured convertible notes have been and will continue to be, used to pay for Juniper Services' acquisition of New Wave, business development purposes, working capital needs, payment of certain past due taxes, payment of consulting, legal fees and repayment of certain debt.

         Our indirect wholly owned subsidiary Juniper Services acquired on March 16, 2006 all outstanding shares of New Wave, making it a wholly owned subsidiary of Juniper Services.

         New Wave is a quality industry operation providing wireless communication infrastructure buildout. New Wave's core business is to provide tower buildout, as well as antenna inline placement for lease space or existing towers for business and residential community wireless network customers, as well as independent local carriers who wish to offer broadband services to their existing customers. New Wave is the company of choice for the five current market leaders in this industry. The acquisition of New Wave has added a new dimension to the fundamentals of Juniper Services and will allow Juniper to leverage services to its customer base creating a wider market spaces for its base business. This will bring our broadband focus into a wireless market through voice data and streaming video.

         We reserve against receivables from customers whenever it is determined that there may be operational, corporate or market issues that could eventually offset the stability or financial status of these customers or payments to us. There is no assurance that we will be successful in obtaining additional financing for these efforts, nor can it be assured that our services will continue to be provided successfully, or that customer demand for our services will continue to be strong despite anticipated customer workloads through 2006.


RESULTS OF OPERATIONS


THREE MONTHS ENDED MARCH 31, 2006 VS. THREE MONTHS ENDED MARCH 31, 2005.

We are currently utilizing our resources to build the technology segment of our business, and have not devoted resources toward the promotion and solicitation of our film licenses. We are currently evaluating our legal recourse and have slowed down our marketing of our films on a limited basis. In 2006, Juniper Pictures generated no material revenue. Certain of our films that generated revenue when the contracts were signed are still under license and are currently being aired by the licensees.

On December 30, 2005, Juniper Services entered into a binding Letter of Intent with New Wave providing for the purchase by Juniper Services of all outstanding shares of New Wave. New Wave's business is the deployment, construction and maintenance of wireless communications towers and related equipment. We, through Juniper Services, agreed to pay New Wave $817,000 as follows: $225,000 in cash and $592,000 paid by the issuance of 19,734 shares of Series B Voting Preferred Stock. On March 16, 2006, Juniper Services consummated the acquisition of New Wave by entering into a Stock Exchange Agreement and Plan of Reorganization with New Wave. This is a direct complement to the Company's existing broadband business.

The technology segment recognized revenue of $ 1,158,889 in the first quarter of 2006 compared to $94,222 in the first quarter of 2005. The increase in revenue was attributable to the acquisition of New Wave.

Juniper Services operates our wireless broadband installation services on a regional basis under a new business model and with new management and new staff. Its focus has been on the expansion of its integration and support of broadband connectivity for residential and business environment under local, regional and national contracts with wireless service providers and equipment vendors. Its mission is to support the increased demand in the deployment and maintenance of wireless/tower system services with leading telecommunication companies in providing them with site surveys, tower construction and antenna installation to tower system integration, hardware and software installations. The acquisition of New Wave by Juniper Services in the first quarter of 2006 will allow Juniper Services to leverage its customer base and management team and utilize New Wave's quality technical crew, who specialize in the following disciplines:
Civil construction, tower erection, wireless system installation and maintenance and obstruction lighting system installation and maintenance.

We believe the demand for wireless Broadband services will increase substantially during 2006 through the continued support of the cellular market and through a robust wireless industry. Further, we believe that this increase in demand will be due to the list of services that we offer directly or indirectly to our customers: Cingular Wireless/ ATT &T, Bechtel Corp., Blackfoot Construction, BESCO, CH2M Hill Contractors, Crown Castle Corporation, GPD Services, Indiana State Police, Nextel/Sprint, Nextel Partners, Revol, American Native Broadband, T-Mobile, Verizon and Wes Tower based on the services we offer. The list of services that we offers are: network rollout project management, wireless communication facility " new build" construction, wireless communication facility " collocation " construction, wireless communication site maintenance, cellular and PCS system troubleshooting and repair, tower structural upgrades, tower inspections, mapping, and maintenance services, tower lighting troubleshooting and repair, microwave system engineering, microwave system installation, maintenance and trouble shooting/ repair, microwave radio leasing, wireless broadband system installation, temporary power delivery and maintenance, and warehousing services.

Through its marketing program, we are exploring new opportunities in our wireless broadband business. We will seek to achieve a greater more diversified balance in our business base among the various competing segments of rapidly expanding wireless providers and as well as for broadband equipment and system vendors. We will continue to evaluate potential opportunities in terms of the capital investments required, cash flow requirements of the opportunity, and the margins achievable in each market segment.

We are currently utilizing our resources to build the technology portion of our business. We have not devoted any material resources toward the promotion and solicitation of our film licenses. Certain of our films that generated revenue when the contracts were signed are still under license and are currently being aired by the licensees. Most recently, during the first quarter of 2006, Juniper Pictures did not generate any significant revenue

The technology segment incurred operating costs of $ 901,259 (77.8% of revenue) in the first quarter of 2006, compared to $88,358 (93.8% of revenue) in the first quarter of 2005.

The entertainment segment incurred no operating costs in the first quarter of 2006, compared to $27,799 (64.4% of revenue) in the first quarter of 2005.

We increased our gross margins in the first quarter of 2006 to 22% compared to a gross margin in the first quarter of 2005 of (6 %). This increase is predominantly attributable to the New Wave acquisition.

Selling, general and administrative expenses increased from $390,000 in the first quarter of 2005 to $580,000 in the first quarter of 2006 a 48% increase. However, the selling, general and administrative expenses as a percentage decreased from 283% of revenue in the first quarter of 2005 to 50% of revenue in the first quarter of 2006. We shall continue to monitor our SGA costs as a percentage of revenue. This increase in selling, general and administrative expense is primarily due to salary expense of $137,000, travel expense of $35,000, rent expense of $ 27,000 and offset by decrease expense in consulting fees of $41,000 and legal fees of $ 20,000. This increase was also attributable to New Wave acquisition and the inclusion of their selling, general and administrative costs..

Included in total selling, general and administrative expenses were the following increases in non-cash expenses: depreciation and amortization of approximately $59,000 and bad debt expense $16,000.

FISCAL YEAR 2005 VS. FISCAL YEAR 2004

We are currently utilizing our resources to build our technology segment of our business, and have devoted resources towards the promotion and solicitation of film licenses for the past several years. In 2005, Juniper Pictures generated $55,400 of revenue however, we have, on a limited basis, continued looking for outside salesmen to help market and merchandise the films to newly evolving markets as well as existing markets that are not currently under license or have been pirated. Certain of our films that generated revenue when the contracts were signed are still under license and are currently being aired by the licensees.

On December 30, 2005, Juniper Services entered into a binding Letter of Intent with New Wave providing for the purchase by Juniper Services of all outstanding shares of New Wave. New Wave's business is the deployment, construction and maintenance of wireless communications towers and related equipment. We, through Juniper Services, agreed to pay New Wave $817,000 as follows: $225,000 in cash, which will be payable in installments, and the remaining $592,000, or 72%, to be paid by the issuance of 19,734 shares of Series B Voting Preferred Stock. On March 16, 2006, Juniper Services consummated the acquisition of New Wave by entering into a Stock Exchange Agreement and Plan of Reorganization with New Wave.

Our revenues, which were all in the technology and entertainment services segments, decreased to $580,500 from $1,329,000 in 2004, representing a 44% decrease.

         The decrease in revenue in this segment was mainly attributed to the ceased operations by Juniper Communications, Inc. and the inability of Juniper Services, Inc to execute on the business plan that had been approved by our investment banker who committed said funds. In 2005, the technology segment recorded $525,000 of its 2005 revenue as compared to $1,281,600 in 2004, or a 40% decrease.

This lack of funding required us to halt all further growth with new contracts and, in fact, ceased our operations in Memphis, Tennessee and Columbia, South Carolina, and in Detroit, Michigan with Comcast. Also, we had to suspend our operations in Hampton Road, Virginia and had missed a significant opportunity with Cox Communication in the New Orleans market following the Katrina disaster. We are hopeful that we can repair any damage caused to our credibility and relationship with our major customers by reason of discontinuing services to those operations and not being able to address the new opportunities.

In 2005, our gross profit decreased to $66,000 from $263,000, an 11% gross profit margin in 2005 from a gross profit margin of 19% in 2004. The decrease in gross profit margin was attributed mainly to the fact that revenue had ceased in the suspended cable markets, yet it was necessary to keep technician there in order to perform standard closing operational and internal control procedures. This increase cost of operating of 93% for 2005 compared to 83% for 2004 in this segment of the business.

Selling, general and administrative expenses decreased to $1,895,800 in 2005 from $2,251,000 in 2004, a 16% decrease.

Of the $1,895,800 selling, general and administrative expenses for 2005, approximately $1,258,000 or 56% was attributed to the operation of Juniper Communications, compared to $1,429,000 or 63% in 2004. The decrease of $638,000 in 2005 from 2004, is primarily attributed to an decrease in salary and employee benefits of $359,000, legal costs of $54,000, workers compensation, health and liability insurance costs of $116,000 and depreciation expense of $56,000. During 2005, the parent company reduced its SG & A by approximately $199,000. Decrease was primarily attributed to decrease in consulting fees of $130,000 and rent of $38,000.

Juniper Services was formed in the latter part of 2004 and did not have any activity that year. During 2005, Juniper Services hired new management and new staff in order to implement its new business model and had incurred expenses in SG&A in the amount of $635,000. This amount was primarily attributed to salaries and employee benefits of $293,000, consulting fees at $97,000, and rent of $47,000.

In 2005, we incurred inordinate charges of $1,654,000 for re-evaluation of the rights to the film library, due to extensive pirating during the year. We also wrote off in 2005 our $200,000 investment in NetDive, since NetDive ceased doing business in 2005, and goodwill of $209,000, since all operations pertaining to the Juniper Communications. have ceased. These charges are reflected separately in the Statement of Consolidated Income.


LIQUIDITY AND CAPITAL RESOURCES


         At March 31, 2006, we had a working capital deficit of ($833,000), compared to a working capital deficit of ($1,189,000) at December 31, 2005. The ratio of current assets to current liabilities was 57:1 at March 31, 2006, and 31:1 at December 31, 2005. Cash flow used for operations during the first three months of 2006 was $183,000, compared to cash flow used for operations during the first three months of 2005 of $168,000.

         Our operations during the first three months of 2006 were funded by the sale of convertible debentures totaling approximately $300,000. We used these funds for the following purposes: the payment for the acquisition of New
Wave Communication of approximately $125,000; legal and accounting expenses of approximately $55,000, past due taxes of approximately $56,000 and the balance of approximately $64,000 was used for general working capital.

         We have incurred losses in the last several years and have funded our operations primarily from the sale of securities in private transactions. We plan to grow the wireless broadband service business and to invest the predominant portion of available resources towards that effort. Subject to our ability to continue to fund our operations through the sales of securities in private transactions, we will begin to increase our wireless broadband services.

         We reduced our services to cable providers during the first quarter of 2006 while we restructured our business model to pursue our wireless broadband business that has higher gross profit margins. We are seeking to arrange additional capital financing to support these new wireless broadband service opportunities. There can be no assurances that we will successfully arrange this additional financing or that the anticipated additional business opportunities will be successfully implemented or supported. During 2005, we did not have sufficient cash to pay for the cost of our operations or to pay our debt obligations. We raised approximately $1,121,800 for working capital, and for the payment of debt through the sale of unregistered securities (convertible debentures, notes payable and common stock). Among the obligations that we have not had sufficient cash to pay our payroll obligations. Certain employees have agreed, from time to time, to receive our common stock in lieu of cash. In these instances we have determined the number of shares to be issued to employees based upon the unpaid net pay and the current market price of the stock. To date we have issued an aggregate of 1,255,745 shares of common stock to certain employees in lieu of an aggregate of $474,350 of compensation.

         We are seeking to increase our business base in providing services that have higher margins, such as those from wireless providers. With anticipated higher gross profits to be realized for our expanded services and projects, and the initiation of new wireless, construction and maintenance services, we plan to improve the earnings from our services and will apply this additional cash to reducing liabilities.

         We believe that we will not have sufficient liquidity to meet our operating cash requirements for the current level of operations during the remainder of 2006. We have received the first of two planned rounds of financing and the investor is obligated to purchase additional callable secured notes in the aggregate amount of $500,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations. Our ability to continue as a going concern is dependent upon receiving additional funds either through the issuance of debt or the sale of additional common stock and the success of Management's plan to expand operations. Although we may obtain external financing through the sale of our securities, there can be no assurance that such financing will be available, or if available, that any such financing would be on terms acceptable to us. If we are unable to fund our cash flow needs, we may have to reduce or stop planned expansion or scale back operations and reduce our staff.

         We currently do not have any bank line of credit. Our notes payable include a convertible secured promissory note in the principal amount of $150,000 that matured in June 2002. The Company is in discussion with the note holder to extend the terms of the note. The note is currently considered a demand note, however, the note holder has not presented the note for payment nor have they notified the Company of any default under the existing terms of the note


SEASONALITY


         The provision of services for broadband infrastructure deployment is affected by adverse weather conditions and the spending patterns of our customers, exposing us to variable quarterly results. The budgetary years of many of our specialty infrastructure services customers end December 31. As a result, some of our customers increase their expenditures and work order requests towards the end of the year in order to fulfill their budgets. Adverse weather conditions, particularly during the winter and spring season, affect our ability to perform outdoor services in certain regions of the United States. As a result, we could experience reduced revenue in the second quarter of this year due to the large amount of rain.

         Natural catastrophes such as the recent hurricanes in the United States could also have a negative impact on the economy overall and on our ability to perform outdoor services in affected regions or utilize equipment and crew stationed in those regions, which in turn could significantly impact the results of any one or more reporting periods.


INFLATION


         We believe that inflation has generally not had a material impact on its operations.


BACKLOG

         None

FINANCING


         To obtain funding for its ongoing operations we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on December 28, 2005 for the sale of (i) $1,000,000 in Callable Secured Convertible Notes and (ii) warrants to buy 1,000,000 shares of our common stock and on March 14, 2006 for the sale of (i) $300,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 7,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying the $1,000,000 in callable secured convertible notes and stock purchase warrants to buy 1,000,000 shares of our common stock pursuant to the Securities Purchase Agreement executed on December 28, 2005. Provided that the terms and conditions of the Securities Purchase Agreement are satisfied, the investors are obligated to provide us with an additional $500,000 following our registration statement being declared effective.

         The Callable Secured Convertible Notes bear interest at 8%, mature on January 15, 2009 with respect to the initial $500,000 and on March 14, 2009 with respect to $300,000, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the Callable Secured Convertible Notes is due upon default under their terms. The initial 1,000,000 warrants are exercisable until five years from the date of issuance at a purchase price of $0.13 per share and the subsequent 7,000,000 warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. In addition, the conversion price of the Callable Secured Convertible Notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the Callable Secured Convertible Notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and registration rights.


         We will still need additional investments in order to continue operations to cash flow break even. Additional investments, including $500,000 to be received under the Securities Purchase Agreement should our registration statement that we filed be declared effective, are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to reduce staff and curtail our operations.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES


         Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The following policies, we believe, are our most critical accounting policies, are important to our financial position and results of operations, and require significant judgment and estimates on the part of management. Those policies, that in the belief of management are critical and require the use of judgment in their application, are disclosed on Form 10KSB for the year ended December 31, 2005. Since December 31, 2005, there have been no material changes to the Company's critical accounting policies.


USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FILM LICENSES

Film costs are stated at the lower of estimated net realizable value determined on an individual film basis, or cost, net of amortization. Film costs represent the acquisition of film rights for cash and guaranteed minimum payments.


If the net resalable value of the Company's film licenses is significantly less than management's estimate, it could have a material affect on the Company's financial condition.

We expense the cost of film rights over the film life cycle based upon the ratio of the current period's gross revenues to the estimated remaining total gross revenues. These estimates are calculated on an individual production basis for film. Estimates of total gross revenues can change significantly due to a variety of factors, including the level of market acceptance of the production and trends in consumer behavior, and potential pirating..

For acquired film libraries, remaining revenues include amounts to be earned for up to twenty years from the date of acquisition. Accordingly, revenue estimates are reviewed periodically and are revised if necessary. A change in revenue projections could have an impact on our results of operations. Costs of film are subject to valuation adjustments pursuant to applicable accounting rules. The net realizable value of the licenses and rights are reviewed by management annually. Estimated values are based upon assumptions about future demand and market conditions. If actual demand or market conditions or impairment indicators arise that are less favorable than our projections, film write-downs may be required.

RECOGNITION OF REVENUE FROM LICENSE AGREEMENTS

We follow the guidance in the Securities and Exchange Commission's Staff Accounting Bulletin no. 101, "revenue recognition" ("SAB 101"). We have revenue recognition policies for its various operating segments, which are appropriate to the circumstances of each business. Revenue is recognized when all of the following conditions exist: persuasive evidence of an arrangement exists; services have been rendered or delivery occurred; the price is fixed or determinable; and collectibility is reasonably assured. The cost of operations for the technology services segment is reflected in the statement of operations using the completed contract method. Accordingly, any contracts that have estimated costs that are greater than the contacted revenue will accrue a loss for us under these contracts.


Revenue from licensing agreements is recognized when the license period begins and the licensee and we become contractually obligated under a noncancellable agreement. All revenue recognition for license agreements is in compliance with the AICPA's Statement of Position 00-2, Accounting by Producers or Distributors of Films.


For our technology services segment, we record reductions to revenues for estimated future chargebacks. These estimates are based upon historical return experience and projections of customer acceptance of our services. If we underestimate the level of chargebacks in a particular period, we may record less revenue in later periods when returns exceed the predicted amount. Conversely, if we overestimate the level of returns for a period, we may have additional revenue in later periods when returns are less than predicted.

NEW ACCOUNTING PRONOUNCEMENT

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51," as revised in December 2003. A Variable Interest Entity ("VIE") is an entity with insufficient equity investment or in which the equity investors lack some of the characteristics of a controlling financial interest. Pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE must consolidate the VIE. The provisions of this statement are not applicable to the Company and therefore have not been adopted.

In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments an Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts entered into or modified after June 30, 2003. The guidance should be applied prospectively, the provisions of this Statement that relate to SFAS 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with respective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. The adoption of SFAS No. 149 is not expected to have an impact on the Company's financial statements.

In May 2003, the FASB issued Statement of Accounting Standards No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS No. 150 establishes standards for classification and measurements in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity. It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instrument entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation" ("SFAS No. 123(R)"). SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123(R), only certain pro forma disclosures of fair value were required. The provisions of this statement are effective for small business filers the first interim reporting period that begins after December 15, 2005.

In November 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 151 "Inventory Costs." This statement amends Accounting Research Bulletin No. 43, Chapter 4, "Inventory Pricing" and removes the "so abnormal" criterion that under certain circumstances could have led to the capitalization of these items. SFAS No. 151 requires that idle facility expense, excess spoilage, double freight and re-handling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." SFAS 151 also requires that allocation of fixed production overhead expenses to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this statement are effective for all fiscal years beginning after June 15, 2005.

On December 16, 2004, the FASB issued SFAS No. 153, "Exchange of Non-monetary Assets", an amendment of Accounting Principles Board ("APB") Opinion No. 29, which differed from the International Accounting Standards Board's ("IASB") method of accounting for exchanges of similar productive assets. Statement No. 153 replaces the exception from fair value measurement in APB No. 29, with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement is to be applied prospectively and is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

                                    BUSINESS

GENERAL


         Our business is composed of two segments: 1) technology services and 2) entertainment services, which are operated through two indirect wholly owned subsidiaries, which are subsidiaries of Juniper Entertainment, Inc. our wholly owned subsidiary.

         1. Technology Services: Our technology operations are conducted through one wholly owned subsidiary of Juniper Entertainment, Inc. Our technology operations consist of wireless and cable broadband installation services on a national basis by providing broadband connectivity for wireless and cable service providers and over 95% of our revenues are derived from these operations.

         2. Entertainment: Our entertainment operations are conducted through one wholly owned subsidiary of Juniper Entertainment, Inc. Our entertainment operations consist of acquiring motion picture rights from independent producers and distributing these rights to domestic and international territories on behalf of the producers to various medias (i.e. DVD, satellite, pay television and broadcast television) and less than 5% of our revenues are derived from these operations.


TECHNOLOGY SERVICES:


Broadband Technology Services

         Our broadband communication services are conducted through Juniper Services, Inc., which was formed in the latter part of 2004. Services operates our wireless and cable broadband installation services on a national basis under a new business model and with new management and new staff. Its focus has been on the expansion of its integration and support of broadband connectivity for residential and business environment under local, regional and national contracts with wireless and cable service providers and equipment vendors. Its direction is to support the increase demand in the deployment and maintenance of wireless/tower system services with leading telecommunication companies in providing them with site surveys, tower construction and antenna installation to tower system integration, hardware and software installations.

         As the broadband and telephone companies are looking to reposition into an all-in-one service provider, many hope to provide a bundle service that includes data, voice and video.

         The US broadband market reached an important inflection point in late 2004 and early 2005 when the number of broadband Internet users overtook dial-up users for the first time. eMarketer estimates that there are now over 105 million broadband users in the U.S. and that this will rise to over 124 million in 2006 and will exceed 157 million in 2008.

         Rising broadband penetration is contributing to e-commerce growth, helping transform the Web into a truly multimedia environment and making new Internet services such as VoIP telephony a reality. The implications and opportunities for online advertising and marketing are extensive.

         The major attractions for broadband customers of broadband access to the Internet is the "always on" and the high-speed performance of broadband access. Recently, the addition of Voice Over IP, "VoIP" and other new services offered by broadband service providers has further increased the market demand for broadband connectivity. These new offerings have also increased the average per-customer and per-install revenues derived from broadband customers. The result creates a driving need for greater bandwidth. In addition, the build out of local municipal WiFi services are on the increase of this dramatic growth which has created a shortage of high quality broadband integration service contractors in the industry.

         Leading broadband service providers of cable, DSL, wireless and satellite high-speed access to the Internet continue to increase their investments in technology in order to offer upgrades, as well as new services to their existing customers and to the millions of new broadband users. The Company believes that the investment required in the implementation of service expansions will continue to motivate broadband service providers to focus on their core competencies and services and to outsource many aspects of their business, including installation and customer support services, which is the market for our services.

         We  chose  to   concentrate   our  efforts  in  2006  on  assuring  the
implementation of its services to its key national providers.

         We  believe  that this  trend for  outsourcing  in the  deployment  and support for Broadband customer services will continue to strengthen as the industry matures. As the economic environment continues its improvement of the past year, we believe that our prospects for the expansion of its broadband technology business are good and an increase in the demand for the deployment and maintenance service of tower/antenna system services are strong for 2006. We believes that infrastructure build-out, technology introduction, new applications and broadband deployment, integration and support will continue to be outsourced to qualified service providers such as Services.

         Services has deployed its efforts to be able to handle new opportunities either with internal staff or subcontracting in order to meet its clients "speed to market" needs. Predominantly, this increased workload has been subcontracted out in order to protect cash flow.

         In 2005, efforts were directed towards adding major new accounts in the cable and wireless segments of the market. We signed national contracts with Comcast, Time-Warner and Cox Communications. We commenced the implementation of work on these contracts and met all of its revenue and earning targets under an agreed-upon business plan approved by its investment banker. The investment banker only provided limited capital amount and not the amount committed. The failure to secure additional funds materially and adversely affected our business operations. Specifically, we have had to cease our operation in Memphis and Columbia with Time Warner and our operation in Detroit with Comcast. Also, we missed a significant opportunity with Cox Communications in the New Orleans market following the Katrina disaster. We are hopeful that we can repair any damage caused to our credibility and relationship with these major MSOs by reason of ceasing those operations.

         Services establishes reserves against receivables by customers whenever it is determined that there may be corporate or market issues that could eventually affect the stability or financial status of these customers or their payments to us.

         Services' opportunity to exploit the new infrastructure integration demand for its services and to take advantage of future cable and wireless opportunities are limited by a number of factors:

         (i) These include its ability to financially support the agreements entered into and to finance continuing growth and fund technician recruitment, training and payroll, as well as the financing of operating cash flow requirements from expansion of its high quality technician services to the broadband providers in order to meet the demand for its services. This will require additional financing on a timely basis.

         (ii) To maximize capital availability for potential new services, we evaluate opportunities for services to its customer based on capital investment requirements, the potential profit margin, and the customer's payment practices.

         (iii) Although we focus on accelerating collections, and thereby reducing outstanding receivables and helping cash flow. The issues that rank high on evaluating new business opportunities are the customer's accounts receivable payments and our derived gross profit margins. We continue to evaluate new business opportunities with respect to our receivables and payment practices.

Juniper Communications, Inc.

         Our other wholly owned technology subsidiary, Juniper Communications, Inc. ("JCOM") has discontinued its services provided to Cablevision in 2005 due primarily to difficulties in collecting balances owed by Cablevision. JCOM has ceased all the services and has terminated all of its management and staff personnel. This business model which supported Cablevision installation by JCOM's internal staff was entirely distinct from that used by Services


COMPETITION

         Services for Broadband infrastructure deployment have been provided by a mix of in-house service organizations and outsourced support providers. Most cable, satellite and wireless service providers use a mix of both as sources to satisfy their customer requirements. Most contracted Broadband installations still remain in the hands of small independent contractors.


         We continue to believe that the present state of this fragmented industry will continue to change as smaller companies become acquired by larger companies.

         We believe that the opportunity continues for significant growth in this market. However, many of our current and potential competitors may have substantial competitive advantages relating to us including:

         (i)      longer operating histories;

         (ii)     significantly   greater   financial   resources;

         (iii)    more technical and marketing resources;

         (iv)     greater  brand  name  recognition;  and

         (v)      larger existing customer base.

         These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to develop, promote and sell their services than we can. Despite our good performance versus our competitors to date, there is no assurance that our limited financial resources can allow us to take full advantage of these successes, nor that we will be able to finance major growth or acquisition opportunities.

Entertainment Services

         Juniper Pictures, Inc. has historically been engaged in acquiring film rights from independent producers and distributing these rights to domestic and international territories on behalf of the producers to various media (i.e. DVD, satellite, home video, pay-per view, pay television, television, and independent syndicated television stations). For the past several years, we have reduced our efforts in the distribution of film licenses to commit and focus its resources on the growth of the Broadband Technology business, which, during that time, we believe was the most efficient and cost effective strategy for us to maximize revenue. Accordingly, Pictures generated revenue of $55,400 in 2005 and $47,600 in 2004.

         Most recently, during our annual re-evaluation for impairment of our film rights, we determined that a large number of films in our library had been pirated in 2005. We accordingly re-evaluated our film library by taking into account the recent pirating of our film in the domestic and international DVD and TV markets. This re-evaluation was as a result of our ascertaining that the distribution of these films would have an impaired market value since it had been pirated in multiple distribution areas. We are currently evaluating for potential legal recourse and re-evaluation of our market strategy. In management's judgment the current carrying value of the film rights reflects the amount that we could reasonably expect to receive in revenue during the license term. The entertainment revenue currently represents less than 5% of our consolidated revenue..

COMPETITION

         Competition is intense in the motion picture distribution industry. We will reallocate more of our time and effort to the sale of film licenses in 2006, if resources are available. We are in competition with other motion picture distribution companies, including many of which have greater resources than us, both in the acquisition of distribution rights to film properties and the sales of these properties to the various markets (i.e. Internet, pay, cable and television). Based upon the current market conditions, piracy, competition and resources necessary to maintain a presence in the market, we will continue to evaluate our position in the market.

MAJOR CUSTOMERS

         In 2005, Time Warner, Cox Communication and Cablevision accounted for 27%, 27% and 16% of our total revenue. In 2004, Cablevision accounted for 93% of our total revenue. Our strategy for 2006 is to continue to reduce its' dependence on a single customer and increase its' revenue base to many other broadband providers. During the second half of 2004, JCOM experienced difficulties in collecting its receivables from Cablevision. As a result, we discontinued the services provided to Cablevision.

GOVERNMENT REGULATIONS

         In connection with the installation of wiring in underground environments, the communications industry may in the future be subject to environmental regulations by various governmental authorities. Such regulations could affect the manner in which we perform services. However, we are not aware of any existing or probable governmental regulations that may have a material effect on the normal operations of our business. There also are no relevant environmental laws that require compliance by us that may have a material effect on the normal operations of the business.


                                    EMPLOYEES


         As of May 25, 2006, we employed 30 full-time employees and no part-time employees and one independent contractor. We have never experienced a work stoppage and we believe that we have satisfactory working relations with our employees.


                            DESCRIPTION OF PROPERTIES


         Our headquarters are located at 20283 State Road, Suite 400, Boca Raton, Florida 33498, and we have satellite offices at 111 Great Neck Road, Suite 604, Great Neck, New York 11021 (consisting of 2,105 square feet of offices), 231 Commerce Drive, Franklin, Indiana 46131 (consisting of approximately 7,000 square feet of office and warehouse space) and 5326 Main Street, Spring Hill, Tennessee 37174 (consisting of approximately 600 square feet of office space).

         Our lease in Boca Raton is on month to month basis, with current rent of $200 per month, which will expire at the end of May 2006. Services lease in Nashville is for twelve months expiring August 15, 2006 and monthly rent of $600. Juniper Pictures sublease's the New York office from Entertainment Financing Inc., an entity 100% owned by our Chief Executive Officer, currently at approximately $5,500 per month on a month-to-month basis. New Wave's lease in Indiana is on a month to month basis, with current rent of $5,100 per month.

                                LEGAL PROCEEDINGS

         In the ordinary course of business, we may be involved in legal proceedings from time to time. Although occasional adverse decisions or settlements may occur, management believes that the final disposition of such matters will not have a material adverse effect on its financial position, results of operations or liquidity.

         In September 2001, we issued 150,000 shares of our common stock in exchange for a short-term promissory note for $105,000, maturing in October 2001. The subscriber to the shares defaulted upon the maturity of the note. We have pursued collection and has obtained a judgment in New York. Further, we filed the judgment in New Jersey, the state in which the subscriber resides. During December 2004, we agreed to a settlement consisting of four payment totaling $130,000 over the period December 2004 through April 2005. In early 2005, after payments totaling $50,000, the subscriber again defaulted on the settlement. During April 2005, we agreed to a final settlement payment of $70,000 bringing the total proceeds to $120,000. The total legal and collection costs for the matter are approximately $50,000. A partner in one of the law firms representing us is a member of our board of directors.


         We are a defendant in a lawsuit entitled Terry Klein v. Juniper Group, Inc., et ano, commenced in the Supreme Court of the State of New York, County of New York on January 12, 2006, which seeks to recover moneys arising out of the execution by us of a Promissory Note in favor of the plaintiff in the principal amount of $233,000 as well as other relief. We have asserted a defense of payment of the Note and is vigorously contesting the plaintiff's claim. Our defense is that the note has been paid in full

         A separate claim in the complaint is that we failed to comply with certain reporting requirements , the subject of which was under the control of the plaintiff and is seeking indemnification from us in the event that she is held responsible. We have denied such allegations and is vigorously contesting them

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


         Our executive officers and directors and their respective ages and positions as of May 25, 2006 are as follows:




NAMES                          AGES   POSITION
--------------------------- --------- ----------------------------------------
Vlado P.  Hreljanovic           58    Chairman of the Board, Chief Executive
                                      Officer and Chief Financial Officer
Barry S. Huston                 59    Director
Peter W. Feldman                61    Director
James A. Calderhead             41    President of Juniper Services, Inc.


VLADO P. HRELJANOVIC - The President, Chief Executive Officer, President and Chairman of the Board since 1987. Upon graduation from Fordham University, he joined KPMG (formerly Peat Marwick Mitchell & Co.) as an accountant. Mr. Hreljanovic is and has been the sole shareholder, officer and director of Entertainment Financing, Inc., which has no business other than acting as lessee of our offices in Great Neck, New York, and the sub-lessor of such premises to us.

BARRY S. HUSTON - On October 31, 2000, Barry S. Huston was elected to the Board of Directors to fill one of the vacancies on the Board. Mr. Huston is a practicing attorney and the senior partner of Huston & Schuller, P.C, a New York law firm with offices in Manhattan and East Hills, Long Island. He is a member of the New York Bar and the Federal Courts in New York, the United States Tax Court and the Supreme Court of the United States. Mr. Huston holds a B.A. degree from Queens College of the City University of New York in 1969, and a J.D. from Brooklyn Law School in 1972. Mr. Huston specializes in complex civil and corporate litigation, including healthcare and professional liability, product liability, toxic and environmental torts, and labor law and construction litigation. He is also a member of numerous national and local law associations.

PETER W. FELDMAN - Peter W. Feldman was elected to our Board of Directors in April 2003. Mr. Feldman is actively involved in physician practice management and consulting services for physician based business in the state of Florida. Mr. Feldman has been the Managing Director of a Kentucky Fried Chicken franchise since 1972. He was a Director and officer of Labels For Less, a discount women's clothing chain, from 1975 through 1990. Additionally, Mr. Feldman was Chief Financial Officer and Administrator of Morris Industrial Builders, a real estate developer, from 1985 through 1991. Mr. Feldman has been the principal of International Food and Development, Inc., a company that develops and operates restaurants throughout the Caribbean.

JAMES A. CALDERHEAD - James Calderhead joined Juniper in February 2005 to head up Juniper. He brings us over 20 Years of experience in telecommunications. Mr. Calderhead is expert in Cable voice, video and data services and in developing and executing business plans. Mr. Calderhead has previously directed the deployment of operating support systems and software to support major new customer opportunities.


Before joining Juniper, Mr. Calderhead was previously employed at 180 Connect as a Regional Operations Executive and as a Sr. Director of Operations from June 2002 to February 2005. He managed all technical staff supporting cable services accounts, increasing personnel from 300 to 800 in one year. He achieved organic growth to $10 million while focused on profitability and customer satisfaction. Mr. Calderhead acquired large company operations and integrated them successfully, and initiated the company's market entry as an Integrated
Communications Provider by launching new services. He also facilitated streamlining processes and procedures to improve operations and standardized reporting and implemented improved practices and procedures in parallel in all company territories nationwide. Mr. Calderhead changed the overall culture of the employee base and assisted in successful public offering of 180 connect.


At Covad Communications, Mr. Calderhead was Director of Network Engineering where he was primarily responsible for DSL infrastructure build-out from October 1998 to June 2002. Under his direction Covad started with 7 locations where Covad equipment was installed in Telephone Company central offices and expanded these to 200 locations within 6 months. Covad eventually grew its infrastructure to 4,286 Central Offices servicing 12 million end users over three years.


Mr. Calderhead was also a National Director for International Fibercom, Inc., where he was responsible for managing the installation of fiber across the country from December 1992 to October 1998. He directed consulting, engineering, maintenance and installation services pertaining to structured cabling for voice/data/video, network design & implementation as well as performing marketing services. As a project manager he led teams of communications technicians installing the communications networks for national projects for HCA, Bright Horizons and Gambro.


Mr. Calderhead is a graduate of Albany Technical College where he received a Bachelor of Science degree.

EXECUTIVE OFFICERS

         Vlado P. Hreljanovic and James A. Calderhead have employment contract with us, but our remaining officers and employees serve at the discretion of our board of directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

BOARD COMMITTEES

         Our Board of Directors has a standing audit and compensation committee, each consisting of one member, which is our independent member of the Board of Directors. Our Board of Directors has no standing nominating committee. The function of the nominating committees is currently performed by the entire Board of Directors, of which one is independent.

         Since the Board of Directors currently consists of three members, it does not believe that establishing a separate nominating committee is necessary for effective governance. When additional members of the Board of Directors are appointed or elected, we will consider creating a nominating committee. The Board of Directors does not currently have a formal director nomination process. The Board of Directors will consider director candidates nominated by security holders. Security holders should submit any recommendations to the Board of Directors by mailing such recommendations to the Board of Directors at our offices. The Board of Directors has not yet received recommendations for director nominees for director from security holders, has no minimum specific requirements as to a nominee, and does not have any specific process for identifying nominees, but the Board of Directors does not believe that it would evaluate a security holder nominee any differently than it would evaluate a nominee not nominated by a security holder.

         The Board of Directors has not adopted a specific process with respect to security holder communications, but security holders wishing to communicate with the Board of Directors may do so by mailing such communications to the Board of Directors at our offices.

         The Board of Directors recommends that each of its members attends our annual meeting. The current members of the Board of Directors were members of the Board of Directors last year, and, to the knowledge of the Board of Directors, we did not have an annual meeting last year.


DIRECTOR COMPENSATION

         Non-employee directors receive $500 for each meeting of the Board of Directors attended, as well as reimbursement of reasonable out of pocket expenses incurred in connection with the attendance of meetings of the Board of Directors.

                             EXECUTIVE COMPENSATION

         The following table sets forth information with respect to the compensation of our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last completed fiscal year for services provided to us and our subsidiaries in 2005, 2004 and 2003.

                           SUMMARY COMPENSATION TABLE

All amounts below are restated, if applicable, to give effect to the June 5, 2003, 1 for 8 reverse stock split.



                                                                                       LONG TERM COMPENSATION
                                    ANNUAL COMPENSATION                          AWARDS                       PAYOUTS
--------------------------------------------------------------------------------------------------------------------------------
                                                           Other        Restricted     Securities
      Name And                                             Annual          Stock          Lying        LTIP       All Other
      Principal                   Salary       Bonus      Award(s)     Compensation      Options/     Payout     Compensation
      Position          Year        ($)         ($)         ($)             ($)          SARs (#)      ($)           ($)
---------------------- -------- ------------ ---------- ------------- ---------------- ------------- --------- -----------------
Vlado P. Hreljanovic,   2005     156,797(1)         0          0            --              --          --        45,452(2)
---------------------   2004      92,975(3)         0          0            --          500,000(4)      --        52,233(5)
Chief Executive         2003      67,836(6)         0          0            --          250,000(7)      --        53,871(8)
Officer
---------------------- -------- ------------ ---------- ------------- ---------------- ------------- --------- -----------------
James A. Calderhead     2005     121,538(9)         0          0            --         300,000(10)      --        13,270(11)
President, Juniper
Services



(1) Throughout 2005, Mr. Hreljanovic received 786,464 shares as payment of net salary of $62,288 for a gross salary of $99,030 and has accrued and not paid a net salary of $39,291 for a gross of $57,767.

(2) Other compensation for Mr.Hreljanovic in 2005 was primarily comprised of automobile lease payments and insurance of $25,290 and health and life insurance of $20,162.

(3)Throughout 2004, Mr. Hreljanovic received 155,464 shares as payment of net salary of $58,143.48 from a gross salary of $92,975.


(4)In 2004, Mr. Hreljanovic received options to purchase 500,000 shares of our common stock at an exercise price of $.21 per share as consideration for his efforts to develop Juniper Communications. These options had provision for cashless conversion. As of April 6, 2005, the options were unexercised.


(5)Other compensation for Mr. Hreljanovic in 2004 was primarily comprised of automobile lease payments and insurance of $25,290 and health and life insurance of $26,943.

(6)Throughout 2003, Mr. Hreljanovic received 46,518 shares of our common stock as payment of net salary of $62,636 from a gross salary of $67,836.


(7)In 2003, Mr. Hreljanovic received options to purchase 250,000 shares of our common stock at an exercise price of $0.32 per share as consideration for his efforts to develop Juniper Communications, Inc. These options had provisions for cashless conversion, and during 2004, these options were exercised.


(8)Other compensation for Mr. Hreljanovic in 2003 was primarily comprised of automobile lease payments and insurance of $24,222 and health and life insurance of $29,649.

(9) For the year ended December 31, 2005, Mr. Calderhead received as payment of net salary of $94,154 for a gross salary of $121,538.


(10) In 2005, Mr. Calderhead received option to purchase 300,000 shares of our common stock at exercise price of $0.31 per share subject to our achieving a cumulative gross revenue of $18,750,000 bought by and generated through Mr.
Calderhead's direct efforts within the first twenty four (24) months and maintaining a 10% EBITDA.


(11) Other  compensation for Mr. Calderhead for year ended December 31, 2005 was
primarily  comprised  of  automobile   reimbursement   payments  of  $4,800  and
healthcare insurance of $8,470.

       AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTIONS

                                                   Number of
                                                   Securities     Value of
                                                   Underlying     Unexercised
                                                   Unexercised    In-the-Money
                             Shares (1)            Options at     Options at
                             Acquired              Year-end (#)   Year-end ($)
                                On         Value   Exercisable/   Exercisable/
Name and Principal Position  Exercise    Realized  Unexercisable  Unexercisable
---------------------------  --------    --------  -------------  ------------
Vlado P. Hreljanovic            -        $   -       500,000/0     $ - /$ -
Chairman of the Board and
Chief Executive Officer (2)

Barry Huston                    -        $   -       150,000/0     $ - /$ -
Director

Peter W. Feldman                -        $   -       100,000/0     $ - /$ -
Director

James A. Calderhead             -        $   -       300,000/0     $ - /$ -
President


 (1) In 2004, Mr. Hreljanovic, Mr. Huston and Mr. Feldman received options to purchase 500,000, 150,000 and 100,000 shares of common stock, respectively, at the exercise price of $0.21 per share for Mr. Hreljanovic, and $0.19 for Mr. Huston and Mr. Feldman, as additional compensation as a member of the Board of Directors. At December 31, 2004, options belonging to Mr. Hreljanovic, Mr. Huston and Mr. Feldman of 500,000, 150,000 and 100,000, respectively, were unexercised.


In 2005, Mr. Calderhead received options to purchase 300,000 shares of common stock at the exercise price of $0.31 per share. At September 30, 2005, options belonging to Mr. Calderhead of 300,000 were unexercised.


EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS


Mr. Hreljanovic has an Employment Agreement with us which expired on April 30, 2005, and that provides for his employment as President and Chief Executive Officer at an annual salary and has been extended for an additional two years expiring on April 1, 2007 adjusted annually for the CPI Index and for the reimbursement of certain expenses and insurance. Based on the foregoing formula, Mr. Hreljanovic's salary in 2005 was scheduled to be approximately $214,564. Additionally, the employment agreement provides that Mr. Hreljanovic may receive shares of our common stock as consideration for services rendered to us. Due to a working capital deficit, we are unable to pay his entire salary in cash. Mr. Hreljanovic has agreed to forego $57,767 of his salary for 2005. Pursuant to his employment agreement and in our best interests, in lieu of cash, Mr. Hreljanovic agreed to accept the issuance of shares of our common stock as a part of the payment for the unpaid salary of 2005. In 2005, we issued 786,464 shares of common stock valued at $62,287 as payment of Mr. Hreljanovic's net salary. In 2004, we issued 155,464 shares of common stock valued at $58,145 as payment of Mr. Hreljanovic's net salary.


Under the terms of this employment agreement, our Chief Executive Officer is entitled to receive a cash bonus of a percentage of our pre-tax profits if our pre-tax profit exceeds $100,000.

Additionally, if the employment agreement is terminated early by us after a change in control (as defined by the agreement), the officer is entitled to a lump sum cash payment equal to approximately three times his base salary.

On February 7, 2005, we executed an employment agreement with Mr. Calderhead as President of Juniper's Technology Services business. The agreement is for three years and provides for a salary of $140,000 per year plus a sign-on bonus of $10,000. Additionally, the agreement provides Mr. Calderhead with options to purchase 300,000 shares of our common stock at a price of $.31 per share. The options expire on February 7, 2010. The agreement also provides for other usual and customary benefits, such as health insurance and automobile allowances.

STOCK OPTION PLANS

In 2004, we adopted the 2004 Consultant Stock Plan, which supplements all previously adopted plans. These plans allow us to grant incentive stock options, non-qualified stock options and stock appreciation rights (collectively "options"), to employees, including officers, and to non-employees involved in our continuing development and success. The terms of the options and the option prices are to be determined by the Board of Directors. The options will not have an expiration date later than ten years (five years in the case of a 10% or more stockholder).

At December 31, 2002, for all plans prior to the 2002 Plan, all options issued under the Plans were granted and either exercised or cancelled. During 2003, we issued stock awards for 22,164 shares of common stock under the 2002 Plan. Further with regard to the 2002 Plan, at December 31, 2005, 27,500 options remain unissued and available (see Options Granted in Note 8 - Shareholders' Equity).



With regard to the 2003 Equity Incentive Plan, at December 31, 2005, 1,450,168 shares were issued 49,832 shares remain unissued and available.


With regard to the 2004 Consultant Stock Plan, at December 31, 2005, 1,939,984 shares were issued 60,016 shares remain unissued and available.


                             OPTION/SAR GRANTS TABLE

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR



                          Number of
                          Securities     % of Total
                          Underlying     Options/SARS
                          Options/SARS   Granted to     Exercise on
                          Granted        Employees in   Base Price   Expiration
         Name                #           Fiscal Year    ($/Share)      Date
----------------------    ------------   -------------- -----------  ---------
James A. Calderhead
President/                 300,000          100%         $0.31       2/7/10
Juniper Services Inc.



 (1) These options are outstanding and exercisable at December 31, 2005.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         We paid rent under the month to month lease during 2005 and 2004 to a company 100% owned by our President. The rents paid and terms under the month to month lease are the same as those under the affiliate's lease agreement with the landlord. Rent expense for the years ended December 31, 2005 and three months ending March 31, 2006 was $87,452 and $37,107, respectively.


         We acquired distribution rights to two films from a company affiliated with our Chief Executive Officer, for a ten-year license period, which expires on June 5, 2008. We are obligated to pay such company producers' fees at the contract rate. Such payments will be charged against earnings. In 2004 and nine months ending September 30, 2005, no payments were made to such company and no revenue was recognized from such films.

         Throughout 2005, our principal shareholder and officer made loans to, and payments on behalf of, us and received payments from us from time to time. The largest net balance due to the officer in 2005 was $11,700. The net outstanding balance due to the officer was $11,700 at September 30, 2005.

         As part of salary, bonuses and other compensation, our President and Chief Executive Officer, was issued 786,464 shares of common stock, valued at $62,288 for the nine months ending September 30, 2005

         During 2004 and the nine months ending September 30, 2005, legal services were performed by a firm in which Mr. Barry S. Huston, a member of our Board of Directors, is a Partner. Such services related to the collection and settlement of various of our receivables. For their services, Mr. Huston's firm receives compensation on a contingent basis (one third upon settlement). During 2004 $5,147 was paid to Mr. Huston's firm And for the nine months ending September 30, 2005 was $13,445.


         We believe that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. Our policy requires that all related parties recuse themselves from negotiating and voting on behalf of our company in connection with related party transactions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth information regarding the beneficial ownership of our common stock as of May 25, 2006 by:


          o each person known by us to be the beneficial owner of more than 5% of our Common Stock;
          o    each of our directors;
          o    each of our executive officers; and
          o    our executive officers and directors as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.




                                                           AMOUNT AND NATURE OF       PERCENTAGE OF CLASS
                                                           BENEFICIAL OWNERSHIP      ----------------------
                                                        ---------------------------
Vlado P. Hreljanovic                                           2,837,214 (1)                 19.3%
)
Suite 604
Great Neck, NY 11021
Barry S. Huston                                                 201,957 (2)                   1.4%
20 Melby Lane
East Hills, NY  11576
Peter W. Feldman                                                100,000 (3)                   0.7%
111 Great Neck Road
Suite 604
Great Neck, NY 11021
James A. Calderhead                                             300,000(4)                    2.1%
5623 Main Street
Suite F
Spring Hill, TN 37174
All current directors and named officers as a group              3,439,171                   22.5%
(4 in all)




(1) Includes 500,000 shares of Common Stock issuable upon exercise of options granted to Mr. Hreljanovic under the 2003 Equity Incentive Plan. Includes an aggregate of 437,227 shares of Common Stock owned by Mr. Hreljanovic's children.

(2) Includes 150,000 shares of Common Stock issuable upon exercise of options granted to Mr. Huston under the 2003 Equity Incentive Plan.

(3) Includes 100,000 shares of common stock issuable upon exercise of options granted to Mr. Feldman under the 2003 Equity Incentive Plan.

(4) Includes 300,000 shares of common stock issuable upon exercise of options granted to Mr. Calderhead under his employment agreement.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK


         We are authorized to issue up to 75,000,000 shares of common stock, par value $.001. As of May 25, 2006, there were 14,547,448 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

PREFERRED STOCK

(1) NON-VOTING PREFERRED STOCK

         We are authorized to issue up to 875,000 shares of 12% non-voting convertible redeemable preferred stock, par value $.10. As of May 25, 2006, there were 25,357 shares outstanding. Preferred stockholders are entitled to receive a dividend out of assets legally available for payment at a rate of 12% per annum of the Preferred Stock liquidation preference of $2.00 (or $.24 per annum) per share, payable quarterly on March 1, June 1, September 1 and December 1, in cash or in shares of Common Stock having an equivalent fair market value. Unpaid dividends on our Preferred Stock accumulate. In January of each year of 2005 and 2006, the Board of Directors authorized the issuance of shares of our common stock or cash, which shall be at the discretion of the Chief Executive Officer in order to pay the accrued preferred stock dividend. Accrued and unpaid dividends at December 1, 2005 were $22,811. No dividends shall be declared or paid on the Common Stock (other than a dividend payable solely in shares of Common Stock) and no Common Stock shall be purchased, redeemed or acquired by us unless full cumulative dividends on the Preferred Stock have been paid or declared, or cash or shares of Common Stock have been set aside, which is sufficient to pay all dividends accrued on the Preferred Stock for all past and then current dividend periods.

         We have not declared cash dividends on our Common Stock and do not intend to do so in the foreseeable future. If we generate earnings, management's policy is to retain such earnings for further business development. It plans to maintain this policy as long as necessary to provide funds for our operations. Any future dividend payments will depend upon the full payment of Preferred Stock dividends, our earnings, financial requirements and other relevant factors, including approval of such dividends by the Board of Directors.

(2) SERIES B VOTING PREFERRED STOCK

         We filed a Certificate of Designation of Series B Convertible Preferred Stock on January 4, 2006, pursuant to which we are authorized to issue 135,000 shares of Series B Preferred Stock, par value $0.10 per share, which shares are convertible after the earlier of (i) forty-five days after the conversion of the 8% callable secured convertible notes issued in our recent financing, or (ii) 12 months after the registration statement filed on February 14, 2006 is declared effective, at a conversion price equal to the volume weighted average price of our common stock, as reported by Bloomberg, during the ten consecutive trading days preceding the conversion date. The holders of the Series B Preferred Stock shall have the right to vote together with the holders of the Corporation's Common Stock, on a 30 votes per share basis (and not as a separate class) on all matters presented to the holders of the Common Stock. The foregoing holders were existing investors before they did the exchange. As of May 19, 2006, there were 135,000 shares outstanding.

(3) SERIES C VOTING PREFERRED STOCK

         We filed a Certificate of Designation of Series C Convertible Preferred Stock on March 23, 2006, pursuant to which we are authorized to issuance 300,000 shares of Series C Preferred Stock, par value $0.10 per share, which shares are convertible after (i) the market price of the Common Stock is above $1.00 per share; (ii) our Common Stock is trading on the OTCBB market or the AMEX; (iii) we are in good standing; (iv) we must have more than 500 stockholders; (v) we must have annual revenue of at least four million dollars; (vi) we have at least $100,000 EBITA for the fiscal year preceding the conversion request. The holders of he Series C Preferred Stock shall have the right to vote together with the holders of our Common Stock, on a 30 votes per share basis (and not as a separate class), on matters presented to the holders of the Common Stock. As of May 19, 2006, there were no shares outstanding


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders

(through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
          o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
          o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
          o an exchange distribution in accordance with the rules of the applicable exchange;
          o    privately-negotiated transactions;
          o short sales that are not violations of the laws and regulations of any state or the United States;
          o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
          o    through the writing of options on the shares;
          o    a combination of any such methods of sale; and
          o    any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.


         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a post-effective amendment to describe the agreements between the selling stockholders and the broker-dealer.


                                   PENNY STOCK

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

          o    that  a  broker  or  dealer   approve  a  person's   account  for
               transactions in penny stocks; and

          o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must

          o obtain financial information and investment experience objectives of the person; and

          o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

          o sets forth the basis on which the broker or dealer made the suitability determination; and

          o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.




                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name            Notes              Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants*   Conversion       (1)       Offering**   Offering**        (4)           (4)

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Offshore, Ltd.    68,040,000        102.37%       Up to         747,058 (2)      4.99%          --            --
(3)                                                   32,400,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Qualified         41,328,000        74.40%        Up to         747,058 (2)      4.99%          --            --
Partners, LLC (3)                                     19,680,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------

AJW Partners, LLC      52,242,000        78.60%       Up to         747,058 (2)      4.99%          --            --
(3)                                                   7,020,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------

New Millennium          1,890,000         3.02%       Up to         747,058 (2)      4.99%          --            --
Capital Partners                                      900,000
II, LLC (3)                                           shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------



* This column represents an estimated number based on a conversion price as of a recent date of May 25, 2006 of $0.008, divided into the principal amount.


** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the Callable Secured Convertible Notes, if the Callable Secured Convertible Notes had actually been converted on May 19, 2006, the conversion price would have been $0.008.


(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the Callable Secured Convertible Notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their Callable Secured

Convertible Notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the Callable Secured Convertible Notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4) Assumes that all securities registered will be sold.

                       TERMS OF SECURED CONVERTIBLE NOTES



         To obtain funding for ongoing operations, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on December 28, 2005 for the sale of (i) $1,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 1,000,000 shares of our common stock and on March 14, 2006 for the sale of (i) $300,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 7,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying the $1,000,000 in callable secured convertible notes and stock purchase warrants to buy 1,000,000 shares of our common stock pursuant to the Securities Purchase Agreement executed on December 28, 2005. We sold to the investors an aggregate of $800,000 in callable secured convertible notes and an additional $500,000 in callable secured convertible notes is expected to be sold following this registration statement being declared effective.

         The callable secured convertible notes bear interest at 8%, mature on January 15, 2009 with respect to the initial $500,000 and on March 14, 2009 with respect to $300,000, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of May 19, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.016 and, therefore, the conversion price for the secured convertible notes was $0.008. Based on this conversion price, the $1,300,000 callable secured convertible notes, excluding interest, were convertible into 162,500,000 shares of our common stock.


         We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.15 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.


         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.13 per share with respect to the initial 1,000,000 and $0.10 with respect to the subsequent 7,000,000. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the Callable Secured Convertible Notes issued pursuant to the Securities Purchase Agreement.


         Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction.

The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

         The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

         A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE CONVERSION CALCULATION


         The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the Callable Secured Convertible Notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $1,300,000 of Callable Secured Convertible Notes on May 19, 2006, a conversion price of $0.008 per share, the number of shares issuable upon conversion would be:

$1,300,000/$0.008 = 162,500,000 shares

         Our obligation to issue shares upon conversion of our Callable Secured Convertible Notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the Callable Secured Convertible Notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the current market price, as of May 19, 2006 of $0.016.
                                            Number              % of
% Below     Price Per     With Discount   of Shares         Outstanding
Market       Share           at 50%        Issuable            Stock

25%         $0.0120         $0.0060       166,666,667         92.14%
50%         $0.0080         $0.0040       250,000,000         94.62%
75%         $0.0040         $0.0020       500,000,000         97.23%


                                  LEGAL MATTERS

         Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS


         The financial statements of Juniper Group, Inc. as of December 31, 2005 and for the year then ended, have been included herein in reliance upon the report of Morgenstern, Svoboda & Baer, CPA's, P.C., independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.


                              CHANGE IN ACCOUNTANTS


         On January 5, 2006, we dismissed Goldstein and Ganz, CPA's, P.C. as our, our independent accountant effective as of that date and retained Morgenstern & Company, CPA's, P.C. as its new independent accountant.

         Goldstein and Ganz, CPA's, P.C.'s report on our financial statements for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that their reports for each of the years ended December 31, 2004 and 2003 included an explanatory paragraph stating that we had suffered recurring losses from operations, which raised substantial doubt about our ability to continue as a going concern. The decision to retain Morgenstern & Company, CPA's, P.C. was unanimously approved by our Board of Directors.

         During the last two fiscal years ended December 31, 2004 and 2003 and through January 5, 2006, there were no disagreements, whether or not resolved, between us and Goldstein and Ganz, CPA's, P.C. on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which, if not resolved to Goldstein and Ganz, CPA's, P.C.'s satisfaction, would have caused Goldstein and Ganz, CPA's, P.C. to make reference to the subject matter of the disagreement in connection with its report.

         During its two most recent fiscal years, we did not consult Morgenstern & Company, CPA's, P.C. regarding the application of accounting principles to a specific completed or contemplated transaction, other type of audit opinion that might be rendered on our financial statements


                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Juniper Group, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 100 F Street N.E., Washington D.C. 20549. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----


Quarterly Financial Information (unaudited)

Consolidated Balance Sheets at March 31, 2006 (unaudited)................... F-2

Consolidated Statements of Income for the Three Month Period Ended
March 31, 2006 and 2005 (unaudited)......................................... F-3

Consolidated Statements of Cash Flows for the Three Month Period Ended
March 31, 2006 and 2005 (unaudited)......................................... F-4

Consolidated Statements of Shareholders' Equity for the Three Month Period
Ended March 31, 2006 and 2005 (unaudited)................................... F-5

Notes to Financial Statements............................................... F-6

Annual Financial Information

Report of Independent Registered Public Accounting Firms.................... F-15

Report of Independent Registered Public Accounting Firms.................... F-16

Consolidated Balance Sheets as of December 31, 2005 and 2004................ F-17

Consolidated Statements of Income for the years ended
December 31, 2005 and 2004.................................................. F-18

Consolidated Statements of Cash Flows for the years ended
December 31, 2005 and 2004.................................................. F-19

Consolidated Statements of Shareholders' Equity for the years ended December 31, 2005 and 2004............................................ F-20

Notes to Consolidated Financial Statements.................................. F-21

PRO FORMA FINANCIAL STATEMENTS OF JUNIPER GROUP, INC. AND NEW WAVE
COMMUNICATIONS, INC. (UNAUDITED)

Consolidated Statements of Financial Condition for the year end
December 31, 2005........................................................... F-39

Statements of Operations for the year end December 31, 2005................. F-40

FINANCIAL STATEMENTS OF NEW WAVE COMMUNICATION, INC.

Report of Independent Registered Public Accounting Firms.................... F-41

Balance Sheets as of December 31, 2005 and 2004........ .................... F-42

Statements of Income for the years ended
December 31, 2005 and 2004.................................................. F-43

Statements of Cash Flows for the years ended
December 31, 2005 and 2004.................................................. F-44

Notes to Consolidated Financial Statements.................................. F-45


                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                     CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                                         March                December
                                             ASSETS                                     31, 2006               31, 2005
                                                                                      ------------          -------------
 Current Assets

        Cash.....................................................................    $     120,603               376,913
          Accounts receivable - Trade (net of allowance).........................          866,837                89,410
          Prepaid expenses and other current assets..............................          142,744                68,900
                                                                                        ----------            ----------
          Total current assets...................................................        1,130,184               535,223
          Film Licenses..........................................................          481,829               481,829
          Property and equipment, net of accumulated
             depreciation of $1,199,485 and $613,816 respectively................          371,755               106,939
                                                                                        ----------            ----------
                                                                                         1,983,768             1,123,991
                                                                                        ==========            ==========
 LIABILITIES AND SHAREHOLDER'S EQUITY
 Current Liabilities:
          Accounts Payable and accrued expenses..................................        1,311,398             1,309,929
          Notes Payable - current................................................          419,406               343,810
          Preferred stock dividend payable.......................................           24,333                22,811
          Due to Officer.........................................................          101,503                40,673
          Due to Shareholders....................................................          107,000                 7,000
                                                                                        ----------            ----------
 Total current liabilities.......................................................        1,963,640             1,724,223
 Notes payable - long term.......................................................          527,006               300,000
                                                                                        ----------            ----------
      Total liabilities..........................................................        2,490,646             2,024,223
                                                                                        ==========            ==========

 Shareholders' Equity
          12% Non-voting convertible redeemable preferred stock: $.10 par value,
          875,000 shares authorized, 25,357_shares issued and outstanding at March
          31, 2006 and December 31, 2005:  Aggregate liquidation Preference
          $50,714 at March 31, 2006 and December 31, 2005........................            2,536                 2,536

          Voting Convertible  Redeemable Series B Preferred Stock $0.10 par
              value 135,000  shares  authorized  135,000 and 117,493 issued and outstanding at March 31,  2006 and
              December 31, 2006, respectively....................................           13,500                11,749

          Common stock - $0.001 par value,  75,000,000  shares  authorized,
          14,547,448  and  14,232,048  issued and  outstanding at March 31,
          2006 and December 31, 2005 respectively................................           14,547                14,232

 Capital contribution in excess of par:
             Attributed to 12% Preferred Stock non-voting..                                 22,606                22,606
             Attributed to Series B Preferred stock   ...........................        3,172,415             2,561,769
             Attributed to Series C Preferred stock voting.......................
             Attributed to Common Stock..........................................       21,733,351            21,571,050
 Retained earnings (deficit).....................................................      (25,465,833)          (25,084,174)
                                                                                        ----------            ----------
 Total Shareholders' equity......................................................         (506,878)             (900,232)
                                                                                        ----------            ----------
 Total Liabilities & Shareholders' equity........................................     $  1,983,768         $   1,123,991
                                                                                        ==========            ==========


               The Accompanying Notes are an Integral Part of the Consolidated Financial Statements


                               JUNIPER GROUP, INC.
                         AND SUBSIDIARY COMPANIES
                CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                                        Three Months Ended March 31,
                                                                                       2006                     2005
                                                                                  ---------------          -------------
     Revenues:
       Technology Services                                                          $1,158,889              $    94,222
       Entertainment Services............................................                  --                    43,175
                                                                                    ----------                ---------
                                                                                     1,158,889                  137,397

    Operating Costs:
       Technology Services                                                             901,259                   88,358
       Entertainment Services............................................                   --                   27,799
                                                                                    ----------                ---------
                                                                                       901,259                  116,157

    Gross Profit                                                                       257,630                   21,240

    Selling, general and administrative expenses Interest expense                      579,877                  389,790
    Interest expense.....................................................               57,891                   37,325
                                                                                    ----------                ---------
                                                                                       637,768                  427,115

    Net (loss)...........................................................           $ (380,138)             $  (405,875)
    Preferred stock dividend.............................................                1,521                    1,521
                                                                                    ==========                =========
    Net (loss) available to common stockholders..........................           $ (381,659)             $  (407,396)




    Weighted average number of shares outstanding........................           14,389,748                9,623,334
                                                                                    ==========                =========

    Basic and diluted net income (loss)
    per common share.....................................................           $    (0.03)             $     (0.04)
                                                                                    ==========                =========


                    The Accompanying Notes are an Integral Part of the Consolidated Financial Statements


                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                     Three Months Ended March 31,

                                                                                    2006                      2005
                                                                               -------------               ------------
   Operating Activities:
   Net income (loss)....................................................       $    (380,138)              $   (405,875)
   Adjustments to reconcile net cash  provided by Operating activities:
      Provision for bad debts...........................................              15,770                         --
     Amortization of Discounts..........................................              22,631                         --
     Amortization of film licenses......................................                  --                     27,799
     Depreciation and amortization .....................................              36,559                     22,505
     Loss on disposition of fixed assets................................                  --                     28,483
     Payment of various expenses with equity............................                  --                      7,500
     Payment of employees' and consultants compensation with equity.....              (5,200)                    99,000
     Beneficial conversion feature......................................             150,000
   Changes in operating assets and liabilities:
     Accounts receivable................................................             151,570                    (64,413)
     Subscriptions receivable...........................................                  --                     18,348
     Other assets.......................................................              45,838                         --
     Due to/from officers and shareholders..............................             160,830                     27,110
     Due from affiliates................................................                  --                      1,269
     Accounts payable and accrued expenses..............................            (380,831)                    77,606
     Deferred revenue...................................................                  --                     (7,250)
                                                                               -------------               ------------

     Net cash used for operating activities.............................            (182,971)                  (167,918)
                                                                               -------------               ------------
   Investing activities:
      Payment for acquisitions..........................................            (125,000)                        --
      Payment of Equity for acquisitions................................             630,213                         --
      Net assets acquired in acquisitions...............................            (859,644)                        --
                                                                               -------------               ------------
      Net cash used in investing activities.............................            (354,431)                        --

   Financing activities:
     Subscriptions receivable...........................................                  --                     95,000
     Payments or borrowing..............................................             (18,908)                        --
     Proceeds from borrowing............................................             300,000                     88,468

                                                                               -------------               ------------

     Net Cash provided from financing activities........................             281,092                    183,468

   Net (decrease) increase in cash .....................................            (256,310)                    15,550
     Cash at beginning of period........................................             376,913                     26,942
                                                                               -------------               ------------

     Cash at end of period..............................................        $    120.603                  $  42,492
                                                                               -------------               ------------
   Supplemental cash flow information:
     Interest paid......................................................        $      5,491                  $     -0-
                                                                               =============               ============


                  The Accompanying Notes are an Integral Part of the Consolidated Financial Statement

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                  (UNAUDITED)

                                                            Series B               Non-Voting  Series B
                       Preferred Stock Series A         Preferred  Stock               Common Stock
                       ------------------------         ---------------               --------------
                                                            Capital
                                    Capital        Par      Contri-
                          Par    Contributions    Value    butions in    Par     Contributions     Retained
                         Value     In Excess     At $.10   Excess of    Value      In Excess       Earnings
                        At $.10     Of Par                    Par      At $.001     Of Par         Deficit         Total
---------------------- --------- -------------- --------- ----------- --------- -------------- --------------- -------------
December 31, 2005      $   2,536     $   22,606    11,749   2,561,769  $ 14,232  $  21,571,050   $ (25,084,174)  $  (900,232)

Exercise of Options

Shares issued as
Payment for:

 Compensation to
 Employees and
 Consultants                  -              -                            (130)         (5,070)                       (5,200)

Beneficial Conversion
feature                       -              -                                         150,000                       150,000

Stock issuance
related to New Wave
Acquisition                                         1,974     628,239                                                630,213

Reversal of Preferred                                (223)    (17,593)     445          17,371

  Issued for Common

Net (loss) for the
 Three Months  ended
  March 31, 2006              -               -                               -              -        (381,659)     (381,659)
                           -----      ---------    ------   ---------    ------    -----------    ------------      --------

March 31, 2006             2,536         22,606    13,500   3,172,415    14,547    $21,733,351    $(25,465,833)  $  (506,878)
                          ======       ========    ======   =========    ======    ===========    ============     =========


                 The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The interim financial statements included herein have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to SEC rules and regulations; nevertheless, management of Juniper Group, Inc. (the "Company") believes that the disclosures herein are adequate to make the information presented not misleading. The financial statements and notes should be read in conjunction with the audited financial statements and notes thereto as of December 31, 2005 included in the Company's Form 10-KSB filed with the SEC.

In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary to present fairly the financial position of the Company with respect to the interim financial statements have been made. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

A. GENERAL

Juniper Group, Inc. (the "Company") principle businesses are composed of two (2) segments, technology and entertainment. The Company operates from its Boca Raton, FL office.

Technology: The technology segment is conducted through Juniper Services, Inc ("Services") a wholly owned subsidiary, of Juniper Entertainment, Inc ("JEI"), which is a wholly owned subsidiary of the Company:

Entertainment: The entertainment segment is conducted through Juniper Pictures, Inc ("Pictures"), a wholly owned subsidiary of Juniper Entertainment, Inc. ("JEI"), a wholly owned subsidiary of the Company

B. BUSINESS OF THE ISSUER

1. Technology Services:


a) Broadband Technology Services


The Company's broadband communication services are conducted through Services. Services operates the Company's wireless broadband installation services on a regional basis under a new business model and with new management and new staff. Its focus has been on the expansion of its integration and support of broadband connectivity for residential and business environments under local, regional and national contracts with wireless service providers and equipment vendors. Its mission is to support the increased demand in the deployment and maintenance of wireless/tower system services with leading telecommunication companies in providing them with site surveys, tower construction and antenna installation to tower system integration, hardware and software installations. The acquisition of New Wave Communication, Inc. ("New Wave" ) by Services in the first quarter of 2006 will allow Services to leverage its customer base and management team and utilize New Wave's quality technical crew.

New Wave is a wireless communications contractor specializing in tower erection, extension, modifications and maintenance, as well as cellular, wireless broadband and microwave systems installation. Currently, the Company manages and works projects primarily over a five state region surrounding Indiana, but is capable of sustained work anywhere within the United States.

PRINCIPLES OF CONSOLIDATION


On December 30, 2005, Services entered into a binding Letter of Intent with New Wave providing for the purchase by Services of all outstanding shares of New Wave. New Wave's business is the deployment, construction and maintenance of wireless communications towers and related equipment. This is a direct complement to the Company's existing broadband business. The Company, through Services, agreed to pay New Wave $817,000 as follows: $225,000 in cash and $592,000 in exchange for 19,734 Series B Voting Preferred Stock, On March 16, 2006, Services consummated the acquisition of New Wave by entering into a Stock Exchange Agreement and Plan of Reorganization with New Wave. At the time of acquisition, New Wave had net equity of approximately $855,000.


The consolidated  financial statements include the accounts of all subsidiaries.
Intercompany  profits,   transactions  and  balances  have  been  eliminated  in
consolidation.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company establishes reserves against receivables by customers whenever it is determined that there may be corporate or market issues that could eventually affect the stability or financial status of these customers or their payments to the Company


FINANCIAL INSTRUMENTS


The estimated fair values of accounts receivable, accounts payable and accrued expenses approximate their carrying values because of the short maturity of these instruments.

The Company's debt (i.e., Notes Payable, Convertible Debentures and other obligations) does not have a ready market. These debt instruments are shown on a discounted basis using market rates applicable at the effective date. If such debt were discounted based on current rates, the fair value of this debt would not be materially different from their carrying value.


CONCENTRATION OF CREDIT RISK


Financial instruments, which potentially subject the Company to significant concentrations of credit risk, are principally trade accounts receivable. Concentration of credit risk with respect to the technology services segment are primarily subject to the financial condition of, and continued relationship with, the segment's largest customers.

The Company had four major customers in 2006 representing 83.45% of sales revenue for three months ending March 31,2006. Within the industry in which the Company operates, these concentrations are the product of a limited customer base. The Company had two contractors in the first quarter of 2006 which represented 87% of the Company's total subcontracting costs


FILM LICENSES

Film costs are stated at the lower of estimated net realizable value determined on an individual film basis, or cost, net of amortization. Film costs represent the acquisition of film rights for cash and guaranteed minimum payments.

Producers retain a participation in the net profits from the sale of film rights; however, producers' share of net profits is earned only after payment to the producer exceeds the guaranteed minimum, where minimum guarantees exist. In these instances, the Company records as participation expense an amount equal to the producer's share of the profits. The Company incurs expenses in connection with its film licenses, and in accordance with license agreements, charges these expenses against the liability to producers. Accordingly, these expenses are treated as payments under the film license agreements. When the Company is obligated to make guaranteed minimum payments over periods greater than one year, all long term payments are reflected at their present value. Accordingly, in such case, original acquisition costs represent the sum of the current amounts due and the present value of the long-term payments.

The Company maintains distribution rights to three films for which it has no financial obligations unless and until the rights are sold to third parties. The value of such distribution rights has not been reflected in the balance sheet. The Company was able to acquire these film rights without guaranteed minimum financial commitments as a result of its ability to place such films in various markets.


The Company is currently directing all its time and efforts toward building the Company's broadband business. Due to the limited availability of capital, personnel and resources, the volume of film sales activity has been significantly diminished.


AMORTIZATION OF INTANGIBLES

Amortization of film licenses is calculated under the film forecast method. Accordingly, licenses are amortized in the proportion that revenue recognized for the period bears to the estimated future revenue to be received. Estimated future revenue is reviewed annually and amortization rates are adjusted accordingly.


Intangible assets at March 31, 2006 consist of licenses. Intangible assets with indefinite lives are not amortized but are reviewed annually for impairment, or more frequently if impairment indicators arise. Separable intangible assets that are not deemed to have a definite life are amortized over their useful lives. The fair value of the subsidiaries for which the Company has recorded goodwill is tested for impairment after each third quarter. Pursuant to the valuation, and in management's judgment, the carrying amount of goodwill reflects the amount the Company would reasonably expect to pay an unrelated party


PROPERTY AND EQUIPMENT


Property and equipment including assets under capital leases are stated at cost. Depreciation is computed generally on the straight-line method for financial reporting purposes over their estimated useful lives. Depreciation expense for the quarter ending March 31, 2006 and December 31,2005 was $36,559 and $131,737. At March 31, 2005 and December 31,2005, property and equipment consisted of the following:

                                   March 31,2006           December 31,2005
Vehicles                               $ 492,567                 $   51,766
Equipment                                785,235                    379,967
Website                                  207,284                    207,284
Leasehold improvements                    29,959                     29,958
Furniture and fixtures                    47,196                     26,938
                              ------------------           ----------------
Total property and equipment           1,562,240                    695,913
Accumulated depreciation               1,190,485                    588,974
                              ------------------           ----------------
Property and equipment, net              371,755                 $  106,939


RECOGNITION OF REVENUE FROM LICENSE AGREEMENTS


The Company follows the guidance in the Securities and Exchange Commission's Staff Accounting Bulletin no. 101, "revenue recognition" ("SAB 101"). Revenue is recognized when all of the following conditions exist: persuasive evidence of an arrangement exists; services have been rendered or delivery occurred; the price is fixed or determinable; and collectibility is reasonably assured

Revenue from licensing agreements is recognized when the license period begins and the licensee and the Company become contractually obligated under a noncancellable agreement. All revenue recognition for license agreements is in compliance with the AICPA's Statement of Position 00-2, Accounting by Producers or Distributors of Films.


For the technology services segment, revenue is reduced for estimated future chargebacks. These estimates are based upon historical return experience and projections of customer acceptance of services.

The cost of operations for the technology services segment is reflected in the statement of operations using the completed contract method.. Accordingly, any contracts that have estimated costs that are greater than the contacted revenue will accrue a loss for the Company under these contracts.

OPERATING COSTS

Operating costs include costs directly associated with earning revenue and include, among other expenses, salary or fees and travel expenses of the individuals performing the services, and sales commissions. Additionally, for film licensing agreements, operating costs include producers' royalties and film amortization using the film forecast method is included in operating costs.

STOCK-BASED COMPENSATION


During December, 2004, the FASB issued SFAS No. 123R "Share-Based Payment," which requires measurement and recognition of compensation expense for all stock-based payments at fair value. This statement eliminated the ability to account for share-based compensation transactions using Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Stock-based payments include stock grants. We have granted options to purchase common stock to some of our employees at prices equal to the market value of the stock on the dates the options were granted. The Company has also awarded liability instruments that required employee and consultants to provide services over a requisite period. We adopted SFAS No. 123R in the first quarter of fiscal 2006 using the modified prospective application. Under this method, the fair value of any outstanding but unvested options or liability instrument as of the adoption date is expensed over the remaining vesting period. Total compensation expense for stock options calculated according to SFAS No. 123R was $7,500 during the first quarter of fiscal 2006. Changes in fair value during the three months ending March 31, 2006 were not deemed material and accordingly no adjustment was made.

Prior to adopting SFAS No. 123R, we accounted for stock options under APB No.
25. Accordingly, no compensation expense was charged to operations in previous fiscal years. If compensation expense for the plans had been determined based on the fair value at the grant dates for awards under the plans consistent with the accounting method available under SFAS No. 123R, our net income and net income per common share would have been reduced to the pro forms amounts indicated below:

                                                       Three Months Ended
                                                 March 31, 2006  March 31, 2005
                                                 --------------   -----------
Net loss                                           $(381,659)      $(407,396)

Add stock-based employee compensation
expense included in reported net income,
net of taxes                                           7,500              --

Deduct stock-based employee compensation
expense determined under fair-value-based
method for all awards, net of taxes - after
adoption of SFAS 123R                                 (7,500)             --
                                                 ------------     -----------

Pro forma                                         $  381,659       $(407,396)
                                                 ============     ===========


Basic net loss per common share:
As reported                                             (.03)           (.04)
                                                 ------------     -----------

Stock option expense, net of taxes                        --              --
Pro forma                                               (.03)           (.04)
                                                 ============     ===========

Diluted net loss per common share:
As reported                                             (.03)           (.04)
                                                 ------------     -----------

Stock option expense, net of taxes                        --              --
                                                 ============     ===========

Pro forma                                            $  (.03)     $     (.04)


The fair value of each liability instrument is estimated on the date of grant using the fair market value. We did not grant any options during the first three months of fiscal 2006.

WEB SITE DEVELOPMENT COSTS

All costs relating to software used to operate the Company's web site are expensed as incurred. Fees incurred for web site hosting, which involves the payment of a specified, periodic fee to an Internet service provider are expensed over the period of benefit. Costs of upgrades and enhancements that add functionality or additional features are expensed or capitalized based on the general model of SOP 98-1, which requires certain costs relating to upgrades and enhancements to be capitalized if it is probable that they will result in added functionality.

NET INCOME PER COMMON SHARE


The provisions of SFAS No. 128 "Earnings per Share," which require the presentation of both net income per common share and net income per common share-assuming dilution preclude the inclusion of any potential common shares in the computation of any diluted per-share amounts when a loss from continuing operations exists. Accordingly, for both 2006 and 2005, net income per common share and net income per common share-assuming dilution are equal.

NEW PRONOUNCEMENTS


In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51," as revised in December 2003. A Variable Interest Entity ("VIE") is an entity with insufficient equity investment or in which the equity investors lack some of the characteristics of a controlling financial interest. Pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE must consolidate the VIE. The provisions of this statement are not applicable to the Company and therefore have not been adopted.

In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation" ("SFAS No. 123(R)"). SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123(R), only certain pro forma disclosures of fair value were required. The provisions of this statement are effective for small business filers the first interim reporting period that begins after December 15, 2005.

In November 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 151 "Inventory Costs." This statement amends Accounting Research Bulletin No. 43, Chapter 4, and "Inventory Pricing" and removes the "so abnormal" criterion that under certain circumstances could have led to the capitalization of these items. SFAS No. 151 requires that idle facility expense, excess spoilage, double freight and re-handling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." SFAS 151 also requires that allocation of fixed production overhead expenses to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this statement are effective for all fiscal years beginning after June 15, 2005.

On December 16, 2004, the FASB issued SFAS No. 153, "Exchange of Non-monetary Assets", an amendment of Accounting Principles Board ("APB") Opinion No. 29, which differed from the International Accounting Standards Board's ("IASB") method of accounting for exchanges of similar productive assets. Statement No. 153 replaces the exception from fair value measurement in APB No. 29, with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement is to be applied prospectively and is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.


NOTE 3 - NOTES PAYABLE AND CAPITALIZED LEASES

The following is a summary of the notes payable and capitalized leases on the balance sheet at March 31, 2006. :

                                                                            2006
                                                                            ----
 7% Convertible Notes maturing in 2007                                    $ 50,000

 Capitalized vehicle leases, payable in monthly installments, bearing
 interest at varying interest rates, maturing in 2009                      136,971

 Demand notes payable within one year, bearing interest at
 varying interest rates from 9 % to 18 %                                   336,810

 8% Callable Secured convertible Note maturing 2009 (net of discount of
 $224,360 attributable to beneficial conversion  feature)                  265,740

 8% Callable Secured convertible Note maturing 2009 (net of discount of
 $143,109 attributable to beneficial conversion  feature)                  156,891
                                                                           -------
 Less current portion                                                      419,406
                                                                           -------
 Long term portion                                                         527,006
                                                                           -------

CONVERTIBLE DEBENTURES

As of March 31, 2006, $53,320 represented the Company's 7% convertible debenture along with accrued interest. The debentures bear interest at the rate of 7% per annum and are convertible into shares of common stock of the Company at a conversion price which was equal to the closing bid price of the Company's common stock on the date the debentures were issued. If on any day after the first anniversary of the date of the debenture (i) the market price of the Company's common stock is $1.00, or more for more than ten trading days, or (ii) the Company completes a secondary offering yielding the Company $5 million or more in gross proceeds, then the Company has the right to cause the holders of the debentures to convert the entire principal amount of the debentures. The Company may redeem the debenture at any time after their second anniversary. At March 31, 2006, the accrued and unpaid interest amounted to $3,320.

On December 28, 2005, we entered into a financing arrangement involving the sale of an aggregate of $1,000,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 1,000,000 shares of our common stock and on March 14, 2006, we entered into a financing arrangement involving the sale of an additional $300,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 7,000,000 shares of our common stock. The callable secured convertible notes are due and payable, with 8% interest, unless sooner converted into shares of our common stock. Although we currently have $800,000 callable secured convertible notes outstanding, the investor is obligated to purchase additional callable secured convertible notes in the aggregate amount of $500,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

NOTE 4 - INCOME TAXES

As a result of losses incurred through December 31, 2005, the Company has net operating loss carry forwards of approximately $22,800,000. For the three months ended March 31, 2006 and 2005, no provision was made for Federal and State income taxes due to the losses incurred during these periods.

NOTE 5 - SHAREHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

12% CONVERTIBLE NON-VOTING PREFERRED STOCK

The Company's 12% non-voting convertible Preferred Stock entitles the holder to dividends equivalent to a rate of 12% of the Preferred Stock liquidation preference of $2.00 per annum (or $.24 per annum) per share payable quarterly on March 1, June 1, September 1, December 1 in cash or common stock of the Company having an equivalent fair market value. As of March 31, 2005, 25,357 shares of the Non-Voting Preferred Stock were outstanding.

On February 7, 2006, the Board of Directors authorized the issuance of shares of the Company's common stock or cash, which shall be at the discretion of the Chief Executive Officer in order to pay the accrued preferred stock dividends. Accrued and unpaid dividends at March 31, 2006, were $24,333. Dividends will accumulate until such time as earned surplus is available to pay a cash dividend or until a post effective amendment to the Company's registration statement covering a certain number of common shares reserved for the payment of Preferred Stock dividends is filed and declared effective, or if such number of common shares are insufficient to pay cumulative dividends, then until additional common shares are registered with the Securities and Exchange Commission (SEC).

The Company's Preferred Stock is redeemable, at the option of the Company, at any time on not less than 30 days' written or published notice to the Preferred Stockholders of record, at a price $2.00 per share (plus all accrued and unpaid dividends). The holders of the Preferred Stock have the opportunity to convert shares of Preferred Stock into Common Stock during the notice period. The Company does not have nor does it intend to establish a sinking fund for the redemption of the Preferred Stock.

SERIES B VOTING PREFERRED STOCK

The Company filed a Certificate of Designation of Series B Convertible Preferred Stock on January 4, 2006, pursuant to which the Company authorized for issuance 135,000 shares of Series B Preferred Stock, par value $0.10 per share, which shares are convertible after the earlier of (i) forty-five days after the conversion of the 8% callable secured convertible notes issued in our recent financing, or (ii) 12 months after this registration statement is declared effective, at a conversion price equal to the volume weighted average price of our common stock, as reported by Bloomberg, during the ten consecutive trading days preceding the conversion date. We issued an aggregate of 115,266 shares of Series B Preferred Stock to a group of our current shareholders in exchange for an aggregate of 23,052,709 shares of our common stock. The holders of Series B Preferred Stock shall have the right to vote together with holders of the Corporation's Common Stock, on a 30 votes per share basis (and not as a separate class), all matters presented to the holders of the Common Stock. The foregoing shareholders were existing investors before they did the exchange.

SERIES C VOTING PREFERRED STOCK

The Company filed a Certificate of Designation of Series C Convertible Preferred Stock on March 23, 2006, pursuant to which the Company authorized for issuance 300,000 shares of Series C Preferred Stock, par value $0.10 per share, which shares are convertible after (i) the market price of the Common Stock is above $1.00 per share; (ii) the Company's Common Stock is trading on the OTCBB market or the AMEX; (iii) the Company is in good standing; (iv) the Company must have more than 500 stockholders; (v) the Company must have annual revenue of at least four million dollars; (vi) the Company does not have at least $100,000 EBITA for the fiscal year preceding the conversion request. The holders of he Series C Preferred Stock shall have the right to vote together with the holders of the Corporation's Common Stock, on a 30 votes per share basis (and not as a separate class), on matters presented to the holders of the Common Stock.

No dividends have been paid during the three months ended March 31,2006.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

LICENSE AGREEMENTS

In some instances, film licensors have retained an interest in the future sale of distribution rights owned by the Company above the guaranteed minimum payments. Accordingly, the Company may become obligated for additional license fees as sales occur in the future.

EMPLOYMENT AGREEMENTS

Mr. Hreljanovic has an Employment Agreement with the Company that provides for his employment as President and Chief Executive Officer at an annual salary, adjusted annually for the CPI Index and for the reimbursement of certain expenses and insurance. Additionally, the employment agreement provides that Mr. Hreljanovic may receive shares of the Company's common stock as consideration for services rendered to the Company. Mr. Hreljanovic's employment agreement has been extended for an additional year through April 30, 2007, subject to his final acceptance.

Due to a working capital deficit, the Company is unable to pay his entire salary in cash. Pursuant to his employment agreement and in the best interest of the Company, in lieu of cash, Mr. Hreljanovic has agreed from time to time to accept the issuance of shares of the Company's common stock as part of his unpaid salary. , .

GOING CONCERN

As shown in the accompanying financial statements, the Company's revenue increased to approximately $ 1,158,900 through the first quarter of 2006, from $137,400 through the first quarter of 2005.

The Company is continuing to incur net losses and maintains a negative working capital. Net loss was approximately ($382,000) in the first three months of 2006, and approximately ($407,000) in the first three months of 2005. Working capital was negative ($833,456) at March 31, 2006.

Through the first quarter of 2006, the Company did not have sufficient cash to pay for the cost of its operations or to pay its current debt obligations. The Company entered into a financing arrangement involving the sale of an aggregate of $300,000 principal amount of callable secured convertible notes. The Company invested these resources towards the initial payment of $125,000 for the acquisition of New Wave Communications, Inc, and for working capital and payment of debt . Among the obligations that the Company has not had sufficient cash to pay is its payroll and prior years payroll taxes.

The fact that the Company continued to sustain losses in 2006, has negative working capital at March 31, 2006 and still requires additional sources of outside cash to sustain operations continues to create uncertainty about the Company's ability to continue as a going concern. The Company has developed a plan to improve cash flow through expanding operations and raising additional funds either through the issuance of debt or equity. In terms of the Company's plan for expanding operations, see the discussion within Item 2. - Management's Discussion and Analysis or Plan of Operation for details. The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds either through the issuance of debt or the sale of additional common stock and the success of Management's plan to expand operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

However, there can be no assurance that we will generate adequate revenues from operations. Failure to generate such operating revenues would have an adverse impact on our financial position and results of operations and ability to continue as a going concern. Our operating and capital requirements during the next fiscal year and thereafter will vary based on a number of factors, including the level of sales and marketing activities for our services. Accordingly, we may be required to obtain additional private or public financing including debt or equity financing and there can be no assurance that such financing will be available as needed, or, if available, on terms favorable to us. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

If we raise additional funds by issuing equity securities, existing stockholders may experience a dilution in their ownership. In addition, as a condition to giving additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders.

If the Company is unable to fund its cash flow needs, the Company may have to reduce or stop planned expansion, or scale back operations and reduce its staff, which would have a direct impact on its presence with its customers, as well as its inability to service new contracted arrangements with the wireless Broadband equipped vendor.

             Report of Independent Registered Public Accounting Firm


To the Board of Directors of
Juniper Group, Inc.

We have audited the accompanying consolidated balance sheets of Juniper Group, Inc. as of December 31, 2005 and the related consolidated statements of operations, cash flows, and stockholders' equity for the year ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Juniper Group, Inc. as of December 31, 2004, were audited by other auditors whose report date April 18, 2005 expressed an unqualified, going concern, opinion of those statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Juniper Group, Inc. and subsidiaries as of December 31, 2005 , and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                     /s/MORGENSTERN, SVOBODA & BAER, CPA's, P.C.


Great Neck, New York
April 13, 2006

             Report of Independent Registered Public Accounting Firm


To the Board of Directors of
Juniper Group, Inc.

We have audited the accompanying consolidated balance sheets of Juniper Group, Inc. as of December 31, 2004 and 2003 and the related consolidated statements of operations, cash flows, and stockholders' equity for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Juniper Group, Inc. and subsidiaries as of December 31, 2004 and 2003 , and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                      /s/GOLDSTEIN & GANZ, CPA's, P.C.


Great Neck, New York
April 18, 2005

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES

                           CONSOLIDATED BALANCE SHEETS


          ASSETS                                             December 31,
                                                          2005           2004
                                                       ----------     ----------
Current Assets
  Cash...............................................  $  376,913     $   26,942
    Accounts Receivable-trade (net of allowance).....      89,410        177,154
         Prepaid expenses and other current asset....      68,900        176,042
                                                       ----------     ----------
Total current assets.................................     535,223        380,138
  Film licenses......................................     481,829      2,314,843
  Property and equipment net of accumulated
  depreciation of $580,974 and $703,684 respectively      106,939        548,851
  Goodwill...........................................        -           209,106
  Other investments..................................        -           200,000
                                                       ----------     ----------
                                                        1,123,991     $3,652,938
                                                       ==========     ==========
          LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts Payable and accrued expenses..............  $1,309,929     $1,045,350
  Notes Payable - current............................     343,810        427,062
  Deferred revenue...................................       -              7,250
  Preferred stock dividend payable..................       22,811         12,472
  Due to officer.....................................      40,673         37,283
  Due to shareholders................................       7,000          7,000
                                                       ----------     ----------


Total current liabilities............................   1,724,223     $1,536,417
Notes payable - long term............................     300,000      1,417,356
                                                       ----------     ----------

     Total liabilities ..............................   2,024,223      2,953,773

Shareholders' Equity
12% Non-voting convertible redeemable preferred
     stock: $.10 par value, 875,000 shares authorized,
     25,357 shares issued and outstanding at
     December 31, 2005 and December 31, 2004:
     aggregate liquidation preference, $50,714 at
     December 31, 2005 and December 31, 2004.........       2,536          2,536
Voting Convertible  Redeemable  Series B Preferred
     Stock $0.10 par value 135,000 shares authorized
     117,493 issued and outstanding at December 31, 2005   11,749            -
Common Stock - $.10 par value, 75,000,000 shares
     authorized, 14,232,048 and 9,558,534 issued and
     outstanding at December 31, 2005 and December
     31, 2004, respectively .........................      14,232          9,558
Capital contributions in excess of par:
     Attributed to Series B Preferred Stock voting...   2,561,769            -
Capital contributions in excess of par:
     Attributed to 12% preferred stock non-voting....      22,606         22,606
     Attributed  to common stock ....................  21,571,050     20,960,671
Retained earnings (deficit).......................... (25,084,174)   (20,201,206)

                                                         (900,232)       794,165
Less: Note for subscription receivable...............         -          (95,000)
                                                       ----------     ----------

Total Shareholders' equity...........................    (900,232)       699,165
                                                       ----------     ----------
Total liabilities & shareholders' equity ............  $1,123,991     $3,652,938
                                                       ==========     ==========




               The Accompanying Notes are an Integral Part of the
                       Consolidated Financial Statements



                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                        CONSOLIDATED STATEMENTS OF INCOME


                                                    Year Ended December 31,
                                                    2005             2004
                                                 -----------      ---------
Revenues:
  Technology Services........................... $   525,104      $1,281,504
  Entertainment Services........................      55,400          47,550
                                                 -----------      ----------
                                                     580,504       1,329,054
Operating Costs:
  Technology Services...........................     486,878       1,065,748
  Entertainment Services........................      28,075            -
                                                 -----------      ----------
                                                     514,953       1,065,748
                                                 -----------      ----------

Gross Profit ...................................      65,551         263,306

Selling, general and administrative expenses....   1,896,994       2,250,952
Revaluation of film licenses ...................   1,654,939          94,939
Interest expense................................     139,178         134,481
Conversion expense for convertible debentures...     642,000           -
Revaluation of Investments......................     200,000           -
Loss on Asset Disposition.......................     200,213           -
Revaluation of Goodwill.........................     209,106           -
                                                 -----------      ----------
                                                   4,942,433       2,480,372
                                                 -----------      ----------
Net (loss) before other income  ................  (4,876,882)    $(2,217,066)
Other income
  Settlement income  ...........................        -             20,000
                                                 -----------      ----------
Net (loss) ..................................... $(4,876,882)    $(2,197,066)
Preferred stock dividend........................      (6,086)         (6,086)
                                                 ===========     ===========

Net (loss) available to common stockholders..... $(4,882,968)    $(2,203,152)


  Weighted average number of shares outstanding   18,601,834       8,030,555
                                                 ===========     ===========
Basic and diluted net (loss)
  per common share ............................. $     (0.26)    $     (0.27)
                                                 ===========     ===========


               The Accompanying Notes are an Integral Part of the
                       Consolidated Financial Statements

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                   Year Ended December 31,
                                                   2005               2004
                                               -----------        -----------
Operating Activities:
Net (loss) .................................   $(4,876,882)       $(2,197,066)

Adjustments to reconcile net cash provided
by operating activities:
  Bad Debt..................................        53,262
  Amortization of film licenses.............        28,075              41,587
  Depreciation and amortization expense.....       131,737             158,049
  Payment of officers' compensation with
    equity .................................        62,288              55,143
  Payment of various expenses with equity...        14,700             139,365

  Payment of compensation to employees and
    consultants with equity................        228,942             618,337
Beneficial conversion feature .............        250,000                   -
  Revaluation of film licenses ............      1,654,939              94,939
  Loss on disposition of assets............        200,213               4,833
  Debt conversion expense..................        642,000                   -
  Revaluation of investments...............        200,000                   -
  Revaluation of goodwill..................        209,106                   -
Changes in other operating assets and
 liabilities:
  Accounts receivable......................         38,069             (90,029)
  Prepaid and other current assets.........        107,142              29,474
  Other assets ............................              -               5,176
  Due to officers and shareholders ........          3,390            (166,537)
  Due from affiliates......................              -                (331)
  Accounts payable and accrued expenses....        317,966              29,815
  Deferred revenue ........................         (7,250)              7,250
                                               -----------        ------------
  Net cash (used for) operating activities.       (742,303)         (1,269,996)
                                               -----------        ------------
Investing activities:
  Return (Purchase) of equipment...........         (5,622)            (94,522)
                                               -----------        ------------
Net cash (used for) investing activities...         (5,622)            (94,522)
                                               -----------        ------------
Financing activities:
  Payment of borrowings ...................        (23,914)           (142,112)
  Proceeds from borrowings  ...............        821,810           1,335,000
  Proceeds from private placements.........        300,000             196,469
                                               -----------        ------------

Net cash provided by financing activities..      1,097,896           1,389,357
                                               -----------        ------------
Net increase (decrease) in cash ...........        349,971              24,839
Cash at beginning of period ...............         26,942               2,103
                                               -----------        ------------
Operating Activities:
Cash at end of period .....................    $   376,913        $     26,942
                                               ===========         ===========

               The Accompanying Notes are an Integral Part of the
                       Consolidated Financial Statements

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                               Non-Voting         Series B
                                               Preferred           Common
                             Preferred Stock     Stock              Stock
                      ------------------------  --------          ---------
                                                          Capital
                                                          Contri-
                                    Capital        Par    butions
                         Par     Contributions    Value      in       Par     Contributions     Retained      Notes for
                        Value      In Excess     At $.10   Excess    Value      In Excess       Earnings     Subscription
                       At $.10      Of Par                 of Par   At $.001      Of Par         Deficit       Receivable   Total
                       --------   ------------    ------   -------  --------- --------------   -----------   ------------- ---------
December 31, 2003      $  2,536   $  22,606         0           0  $4,529     $19,871,331     $(17,998,054)  $(105,000)  $1,797,948

Exercise of Options                                                   168            (168)
Shares issued as
Payment for:
 Various expenses             -           -                           610         138,755                                   139,365
 Compensation to                                                                                                             55,143
 Officers..........           -           -                           155         54,988
 Compensation to
 Employees and
 Consultants.......           -           -                         2,684         615,653                                   618,337
Various liabilities           -           -                            47           8,953                                     9,000

Private placements.           -           -                           914         195,555                                   196,469
Purchase of Fixed
 Assets............           -           -                           451          75,604                                    76,055
Receipt of Subscriptions      -           -                             -               -                       10,000       10,000
Net (loss) for the
 year ended
 December 31, 2004            -           -                             -               -       (2,203,152)              (2,203,152)
                       --------  ----------    ------      ------  --------- ------------     ------------     -------   ----------
December 31, 2004         2,536      22,606                         9,558      20,960,671      (20,201,206)    (95,000)  $  699,165
                       --------  ----------    ------      ------  --------- ------------     ------------     -------   ----------
Conversion of con-
 vertible notes                                                    18,769       2,346,735                                 2,365,504

Shares issued as payment for:
 Various expense              -                                       117          14,583                                    14,700
 Other                        -           -                          (334)        (53,065)                                  (53,399)
 Share exchange....           -           -    11,749   2,561,769 (23,498)     (2,550,020)
Compensation to
 Employees and
 Consultants.......           -           -                         3,869         287,361                                   291,230
Purchase of fixed
 Assets............           -           -                          (100)       (149,900)                                 (150,000)
Sale of common stock          -           -                         3,250         321,750                                   325,000
Various liabilities           -           -                         2,601         142,935                                   145,536
Receipt of
Subscription                                                                                                    95,000       95,000
Beneficial
conversion  feature                                                               250,000                                   250,000
Net (loss) for the
 Year ended
 December 31, 2005            -           -                             -                       (4,882,968)              (4,882,968)
                       --------  ----------   -------  ----------  ---------  -----------     ------------     -------  ------------
December 31, 2005      $ 2,536   $   22,606   $11,749  $2,561,769    $14,232  $21,571,050     $(25,084,174)          0  $  (900,232)
                       =======   ==========   =======  ==========  =========  ===========     ============     =======  ============




                            The Accompanying Notes are an Integral Part of the Consolidated Financial Statements


                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PART 1 - DESCRIPTION OF BUSINESS

The business of Juniper Group, Inc. (the "Company") is composed of two segments:

1) Technology Services:
The Company's technology operations are conducted through the Company's indirect wholly owned subsidiary, Juniper Services, Inc.
("Services")

2) Entertainment:
 The Company's technology operations are conducted through one wholly owned subsidiary of Juniper Entertainment, Inc.("JEI"), which is a wholly owned subsidiary of the Company.

Technology and Entertainment Services

a)  Broadband Technology Services

The Company's broadband communication services are conducted through Services, which was formed in the latter part of 2004. Service operates the Company's wireless and cable broadband installation services on a national basis under a new business model and with new management and new staff. Its focus has been on the expansion of its integration and support of broadband connectivity for residential and business environment under local, regional and national contracts with wireless and cable service providers and equipment vendors. Its direction is to support the increase demand in the deployment and maintenance of wireless/tower/antenna system services with leading telecommunication companies in providing them with site surveys, tower construction and tower antenna installation, hardware and software installations.

Services has deployed its efforts to be able to handle new opportunities either with internal staff or subcontracting in order to meet its clients "speed and market" needs. The workload has been subcontracted in order to protect cash flow.

The Company's other indirect wholly owned subsidiary, Juniper Communications ("JCOM") had ceased its services provided to Cablevision in 2005, due primarily to the inability to collect balances owed by Cablevision. JCOM has ceased all its services and has terminated its management and staff personnel.

b) Entertainment Services

Juniper Pictures, Inc. ("Pictures") has historically been engaged in the exploitation and acquisition of film rights from independent producers and distribution of these rights to domestic and international territories on behalf of the producers to various medias., (i.e., DVD, satellite, home video, pay-per view, pay television, cable television, and independent syndicated television stations) in the domestic and international marketplace. Juniper Pictures, Inc. recognized $55,400 of revenue in 2005, and $47,550 of revenue in 2004.

Principles of Consolidation

The consolidated  financial statements include the accounts of all subsidiaries.
Intercompany  profits,   transactions  and  balances  have  been  eliminated  in
consolidation.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates in the  Preparation of Financial  Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

The estimated fair values of accounts receivable, accounts payable and accrued expenses approximate their carrying values because of the short maturity of these instruments. The Company's debt (i.e. Due to Producers, Notes Payable and other obligations) does not have a ready market. These debt instruments are shown on a discounted basis (see Notes 7 and 8) using market rates applicable at the effective date. If such debt were discounted based on current rates, the fair value of this debt would not be materially different than their carrying value.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to significant concentrations of credit risk is principally trade accounts receivable. Concentration of credit risk with respect to the technology and entertainment services segment is primarily subject to the financial condition of the segment's largest customers.

Film  Licenses

Film costs are stated at the lower of estimated net realizable value determined on an individual film basis, or cost, net of amortization. Film costs represent the acquisition of film rights for cash and guaranteed minimum payments (See
Note 4).

Producers retain a participation in the profits from the sale of film rights, however, producers' share of profits is earned only after payment to the producer exceeds the guaranteed minimum, where minimum guarantees exist. In these instances, the Company records as participation expense an amount equal to the producer's share of the profits. The Company incurs expenses in connection with its film licenses, and in accordance with license agreements, charges these expenses against the liability to producers. Accordingly, these expenses are treated as payments under the film license agreements. When the Company is obligated to make guaranteed minimum payments over periods greater than one year, all long term payments are reflected at their present value. Accordingly, in such case, original acquisition costs represent the sum of the current amounts due and the present value of the long term payments.

The Company maintains distribution rights to three films for which it has no financial obligations unless and until the rights are sold to third parties. The value of such distribution rights has not been reflected in the balance sheet. The Company was able to acquire these film rights without guaranteed minimum financial commitments as a result of its ability to place such films in various markets.

Amortization of Intangibles

Amortization of film licenses is calculated under the film forecast method. Accordingly, licenses are amortized in the proportion that revenue recognized for the period bears to the estimated future revenue to be received. Estimated future revenue is reviewed annually and amortization rates are adjusted accordingly.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible assets at December 31, 2005 consist of licenses. Intangible assets with indefinite lives are not amortized but are reviewed annually for impairment, or more frequently if impairment indicators arise. Separable intangible assets that are not deemed to have an indefinite life are amortized over their useful lives. The fair value of the subsidiaries for which the Company has recorded goodwill is tested for impairment after the third quarter. Pursuant to the valuation, and in management's judgment, the carrying amount of goodwill reflects the amount the Company would reasonably expect to pay an unrelated party.

Property and Equipment

Property and equipment including assets under capital leases are stated at cost. Depreciation is computed generally on the straight-line method for financial reporting purposes over their estimated useful lives.

During the year ended December 31, 2005 the Company ceased operations of Juniper Communications. As a result, the Company returned vehicles and equipment to leasing companies and other equipment to Cablevision. The Company realized a loss of $200,213, in addition to settlement liabilities to leasing companies of $64,078, which has been accrued.

Recognition of Revenue

The Company follows the guidance in the Securities and Exchange Commission's Staff Accounting Bulletin no. 101, "revenue recognition" ("SAB 101"). Revenue is recognized when all of the following conditions exist: persuasive evidence of an arrangement exists; services have been rendered or delivery occurred; the price is fixed or determinable; and collectibility is reasonably assured.

Revenue from licensing agreements is recognized when the license period begins and the licensee and the Company become contractually obligated under a noncancellable agreement. All revenue recognition for license agreements is in compliance with the AICPA's Statement of Position 00-2, Accounting by Producers or Distributors of Films.


For the technology services segment, revenue is reduced for estimated future chargebacks. These estimates are based upon historical return experience and projections of customer acceptance of services.


The cost of operations for the technology services segment is reflected in the statement of operations as incurred. Accordingly, if these costs are greater than the revenue received from fixed price contracts the Company will reflect a loss under these contracts.



Operating Costs

Operating costs include costs directly associated with earning revenue and include, among other expenses, salary or fees and travel expenses of the individuals performing the services, and sales commissions. Additionally, for film licensing agreements, operating costs include producers' royalties and film amortization using the film forecast method is included in operating costs.

Stock-Based Compensation

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." The Company recognized no compensation expense related to employee stock options, as no options were granted at a price below the market price on the day of grant.

Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" (SFAS 123) which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method application. See Note 11 - Incentive Compensation Plans for pro forma disclosures required by SFAS 123 plus additional information on the Company's stock options.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2004, the Financial Accounting Standards Board issued a revision of SFAS 123, Accounting for Stock-Based Compensation, Statement No. 123R. Statement No. 123R supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance and it establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. Statement No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The Company will be required to apply the provisions of Statement No. 123R beginning with its fiscal quarter commencing on January 1, 2006, and therefore the Statement had no impact to the consolidated financial statements for the year ended December 31, 2005. The Company has not yet determined the method of adoption or the effect that the adoption will have on its financial position or results of operations


The Company has stock-based compensation plans, as described above. The Company applies APB Opinion 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plan or for options issued to non-employees for services performed. Had compensation for the Company's stock options been recognized based on the fair value on the grant date, the Company's income from continuing operations and earnings per share for the two years ended December 31, 2005, would have been impacted as shown in the following table;

                                          December 31, 2005   December 31, 2004
                                          -----------------   -----------------
Net Income
         As reported                         $(4,882,968)         $(2,203,152)
         Pro Forma                           $(4,882,968)         $(2,203,152)

Basic and diluted earnings (loss) per share
         As reported                              $(0.26)             $(0.27)
         Pro Forma                                $(0.26)             $(0.27)

WEB SITE DEVELOPMENT COSTS

All costs relating to software used to operate the Company's web site are expensed as incurred. Fees incurred for web site hosting, which involves the payment of a specified, periodic fee to an Internet service provider are expensed over the period of benefit. Costs of upgrades and enhancements that add functionality or additional features are expensed or capitalized based on the general model of SOP 98-1, which requires certain costs relating to upgrades and enhancements to be capitalized if it is probable that they will result in added functionality.

Income Taxes

The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities.

Net Income Per Common Share

The provisions of SFAS No. 128 "Earnings per Share," which require the presentation of both net income per common share and net income per common share-assuming dilution preclude the inclusion of any potential common shares in the computation of any diluted per-share amounts when a loss from continuing operations exists. Accordingly, for both 2005 and 2004, net income per common share and net income per common share-assuming dilution are equal.

Reclassifications

Certain amounts in the 2004 financial statements were reclassified to conform to the 2005 presentation.

New Accounting Pronouncement

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51," as revised in December 2003. A Variable Interest Entity ("VIE") is an entity with insufficient equity investment or in which the equity investors lack some of the characteristics of a controlling financial interest. Pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE must consolidate the VIE. The provisions of this statement are not applicable to the Company and therefore have not been adopted.

In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation" ("SFAS No. 123(R)"). SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123(R), only certain pro forma disclosures of fair value were required. The provisions of this statement are effective for small business filers the first interim reporting period that begins after December 15, 2005.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In November 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 151 "Inventory Costs." This statement amends Accounting Research Bulletin No. 43, Chapter 4, "Inventory Pricing" and removes the "so abnormal" criterion that under certain circumstances could have led to the capitalization of these items. SFAS No. 151 requires that idle facility expense, excess spoilage, double freight and re-handling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." SFAS 151 also requires that allocation of fixed production overhead expenses to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this statement are effective for all fiscal years beginning after June 15, 2005.

On December 16, 2004, the FASB issued SFAS No. 153, "Exchange of Non-monetary Assets", an amendment of Accounting Principles Board ("APB") Opinion No. 29, which differed from the International Accounting Standards Board's ("IASB") method of accounting for exchanges of similar productive assets. Statement No. 153 replaces the exception from fair value measurement in APB No. 29, with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement is to be applied prospectively and is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

NOTE 2 - ACCOUNTS RECEIVABLE

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of $267,591 and $217,916 at December 31, 2005, and December 2004, respectively.

NOTE 3 - PROPERTY AND EQUIPMENT

Depreciation expense for the year ending December 31, 2005 and 2004 was $131,737 and $158,049. At December 31, 2005 and 2004, property and equipment consisted of the following:



                                           2005                   2004
                              -----------------         --------------
Vehicles                             $   51,766             $  587,157
Equipment                               379,967                401,197
Website                                 207,284                207,284
Leasehold improvements                   29,958                 29,958
Furniture and fixtures                   26,938                 26,938
                               ----------------         --------------
Total property and equipment            695,913              1,252,534
Accumulated depreciation                588,974                703,683
                               ----------------         --------------
Property and equipment, net          $  106,939             $  584,851



NOTE 4 - FILM LICENSES

Based upon the Company's estimated future revenue as of December 31, 2005, approximately 67% of the unamortized film licenses will be amortized during the three years ending December 31, 2006. Management expects that greater than 89% of the film licenses applicable to related television and films will be amortized by 2011.
----------
  # of        Expiration of Film     Film Forecast       %
  Films      License & Book Value      Revenue
---------- ------------------------- --------------------------- ----------
    4                2007               119,800          20.81%
   14                2009               266,800          46.35%     67.16%
   15                2011               127,250          22.10%     89.26%
   11                2013                26,150           4.54%
   17                2014                19,175           3.33%
   16                2017                16,500           2.87%
---------- ------------------------- -----------    ------------
   77              $481,829            $575,675         100.00%
========== ------------------------- ===========    ============

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The Company's policy is to amortize film licenses under the film forecast method. Additionally, in accordance with SFAS No. 121 (See Note 1), the Company assesses the value of other film licenses for impairment.

Based upon the piracy of the film library in 2005 and the future revenue anticipated from the sales of its films, the Company has determined it appropriate to write down the carrying amount of its film library by approximately $1,655,000 and $95,000 in 2005 and 2004, respectively.

Depending upon the Company's success in marketing and achieving its sales forecast, it is reasonably possible in the Company's estimate that it will recover the carrying amount of its film library from future operations, will change in the near term. As a result of this potential change, the carrying amount of the film library may be reduced materially in the near term.

NOTE 5 - NOTES PAYABLE

The composition of Notes Payable at December 31, 2005 and 2004, was as follows:


                                                         2005           2004
                                                    ---------    -----------
7% Convertible Notes maturing in 2007               $  50,000    $ 1,335,000

Capitalized vehicle leases, payable in monthly
  Installments, bearing interest at varying rates          --
  From 9% to 24%, maturing in 2004 thru 2008                         134,417

Demand notes payable within one year,
 bearing interest at varying rates from 9% to 18%     343,810        375,000

8% Callable Secured convertible Note maturing 2009
net of discount of $250,000 attributable to
beneficial conversion feature)                        250,000             --
                                                    ---------    -----------
                                                      643,810      1,844,417

Less current portion                                  343,810        427,062
                                                    ---------    -----------

Long term portion                                   $ 300,000    $ 1,417,355
                                                    =========    ===========



NOTE 6 - SHAREHOLDERS' EQUITY

Throughout 2005 and 2004, the Company issued common stock through various private placements and the exercise of options. The prices at which the shares were negotiated and sold varied, depending upon the bid and ask prices of the Company's common stock quoted on the OTCBB stock exchange. In the aggregate, the Company received $325,000 and $196,469 for 3,000,000 and 913,959 shares of common stock in 2005 and 2004, respectively.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - SHAREHOLDERS' EQUITY (CONTINUED)

In September 2001, the Company issued 150,000 shares of its common stock in exchange for a short-term promissory note for $105,000, maturing in October 2001. The subscriber to the shares defaulted upon the maturity of the note. The Company has pursued collection and has obtained a judgment in New York. Further, the Company filed the judgment in New Jersey, the state in which the subscriber resides. During December 2004, the Company agreed to a settlement consisting of four payment totaling $130,000 over the period December 2004 through April 2005. In early 2005, after payments totaling $50,000, the subscriber again defaulted on the settlement. During April 2005, the Company agreed to a final settlement payment of $70,000 bringing the total proceeds to $120,000. The total legal and collection costs for the matter are approximately $50,000. A partner in one of the law firms representing the Company is a member of the Company's board of directors.

In 2005 and 2004, the Company issued 3,869,,000 and 2,838,649 shares of the Company's common stock to employees and officers as compensation, valued at $287,361 and $673,480, respectively.

In connection with various expenses and payables for operating activities, the Company issued 2,718,000 and 657,000 shares valued at $160,236 and $148,365 in 2005 and 2004, respectively.

All shares issued in 2005 and 2004 for notes payable, indebtedness to producers and payables for operating expenses, were not registered and, as such, were restricted shares under the Securities Act of 1933, as amended.

Net (loss) per common share for 2005 and 2004 has been  computed by dividing net
(loss), after preferred stock dividend requirements of $6,085 and $6,085 in 2005 and 2004, respectively, by the weighted average number of common shares outstanding throughout the year of 18,601,834_and 8,030,555, respectively.

Stock-Based Compensation The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." Under APB 25, the Company recognizes no compensation expense related to employee stock options, as no options were granted at a price below the market price on the day of grant.

Financial Accounting Statement No. 123 "Accounting for Stock Based Compensation" (FAS 123), which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method application. See Note 11 - Incentive Compensation Plans - pro forma disclosures required by FAS 123 plus additional information on the Company's stock options.


Options Granted


As of December 31, 2005, options outstanding and exercisable had an exercisable price of $.05. Such options had a weighted average exercise price of $.05 and a weighted average remaining contractual life of 4.1 years.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - SHAREHOLDERS' EQUITY (CONTINUED)


A summary of option transactions for the two years ended December 31, 2005, follows:

                                      Options            Weighted
                                                         average
                                                      option price

Outstanding at December 31, 2003..    650,000            $0.34

Granted...........................  1,125,000             0.20

Exercised.........................    650,000             0.34
Returned/Expired                            -                -

Outstanding at December 31, 2004..  1,125,000             0.20

Granted...........................    300,000             0.31

Repriced..........................          -                -

Exercised.........................          -                -

Returned/Expired..................          -                -

Outstanding at December 31, 2005    1,425,000            $0.23


12% Convertible Non-Voting Preferred Stock

The Company's 12% non-voting convertible Preferred Stock entitles the holder to dividends equivalent to a rate of 12% of the Preferred Stock liquidation preference of $2.00 per annum (or $.24 per annum) per share payable quarterly on March 1, June 1, September 1, December 1 in cash or common stock of the Company having an equivalent fair market value. At December 31, 2005, 25,357 shares of the Non-Voting Preferred Stock were outstanding.

On February 7, 2006, the Board of Directors authorized the issuance of shares of the Company's common stock or cash, which shall be at the discretion of the Chief Executive Officer in order to pay the accrued preferred stock dividends. Accrued and unpaid dividends at December 31, 2005, were $22,811. Dividends will accumulate until such time as earned surplus is available to pay a cash dividend or until a post effective amendment to the Company's registration statement covering a certain number of common shares reserved for the payment of Preferred Stock dividends is filed and declared effective, or if such number of common shares are insufficient to pay cumulative dividends, then until additional common shares are registered with the Securities and Exchange Commission (SEC).

The Company's Preferred Stock is redeemable, at the option of the Company, at any time on not less than 30 days' written or published notice to the Preferred Stockholders of record, at a price $2.00 per share (plus all accrued and unpaid dividends). The holders of the Preferred Stock have the opportunity to convert shares of Preferred Stock into Common Stock during the notice period. The Company does not have nor does it intend to establish a sinking fund for the redemption of the Preferred Stock.


Series B Voting Preferred Stock

The Company filed a Certificate of Designation of Series B Convertible Preferred Stock on January 4, 2006, pursuant to which the Company authorized for issuance 135,000 shares of Series B Preferred Stock, par value $0.10 per share, which shares are convertible after the earlier of (i) forty-five days after the conversion of the 8% callable secured convertible notes issued in our recent financing, or (ii) 12 months after this registration statement is declared effective, at a conversion price equal to the volume weighted average price of our common stock, as reported by Bloomberg, during the ten consecutive trading days preceding the conversion date. We issued an aggregate of 117,493 shares of Series B Preferred Stock to a group of our current shareholders in exchange for an aggregate of 23,498,109 shares of our common stock. The holders of Series B Preferred Stock shall have the right to vote together with holders of the Corporation's Common Stock, on a 30 votes per share basis (and not as a separate class), all matters presented to the holders of the Common Stock. The foregoing shareholders were existing investors before they did the exchange.

Series C Voting Preferred Stock

The Company filed a Certificate of Designation of Series C Convertible Preferred Stock on March 23, 2006, pursuant to which the Company authorized for issuance 300,000 shares of Series C Preferred Stock, par value $0.10 per share, which shares are convertible after (i) the market price of the Common Stock is above $1.00 per share; (ii) the Company's Common Stock is trading on the OTCBB market or the AMEX; (iii) the Company is in good standing; (iv) the Company must have more than 500 stockholders; (v) the Company must have annual revenue of at least four million dollars; (vi) the Company does not have at least $100,000 EBITA for the fiscal year preceding the conversion request. The holders of he Series C Preferred Stock shall have the right to vote together with the holders of the Corporation's Common Stock, on a 30 votes per share basis (and not as a separate class), on matters presented to the holders of the Common Stock.

Warrants

A summary of warrants outstanding at December 31, 2005

                                             Repriced
Warrants    Price    Expiration Date        October `05
--------    -----    ---------------    -----------------
 225,000     $.20            2/17/09     Reduced to $0.05
 133.500      .70            8/17/09
 150,000      .50            4/29/06     Reduced to $0.05

At December 31, 2005, none of the warrants were exercised.

Convertible  Promissory  Notes

During the third quarter of 2004, the Company commenced an offering to sell up to $2,000,000 of 7% convertible debentures due May 24, 2007 (the "debentures"). As of December 31, 2005 the Company received $1,545,000 through the sale of the debentures. The debentures were sold in varying amounts, all with the same terms.

Each debenture holder was granted warrants to purchase shares of the Company's common stock at fifty (50%) percent for each dollar invested at a price of $0.65. The term of the warrants is five years. At December 31, 2005, the Company granted 772,500 warrants to the debenture holders, none of the warrants were exercised.

The debentures bear interest at the rate of 7% per annum and are convertible into shares of common stock of the Company. If on the day after the first anniversary of the date of the debenture (i) the market price of the Company's common stock is $1.00, or more for more than ten trading days, or (ii) the Company completes a secondary offer yielding the Company $5 million or more in gross proceeds, then the Company has the right to cause the holders of the debentures to convert the entire principal amount of the debentures. The Company may redeem the debenture at any time after their second anniversary.

During the fourth quarter of 2005, the Company offered the debenture holders the opportunity for 30 days to convert their debenture and accrued interest into the Company's common stock at a conversion rate of $0.10. As of December 31, 2005, $1,495,000 of the debentures along with $118,100 of accrued interest was converted.

As a result of the lower conversion price offered by the Company, a conversion expense of $642,000 was recorded to reflect value of the additional shares to convert to common stock issued. The Company did not reprice the warrants which were exercisable at $.65.

8% Convertible Promissory Notes

In December 2005 the Company sold $500,000 of 8% Callable Secured Convertible promissory notes. The notes have a beneficial conversion feature allowing for conversion at 50% at market value. In connection with this feature, the Company recorded a $250,000 discount at December 31, 2005. In addition, these notes have 500,000 detachable warrants.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - SHAREHOLDERS' EQUITY (CONTINUED)

Each debenture holder was granted warrants to purchase shares of the Company's common stock at fifty (50%) percent for each dollar invested at a price of $0.65. The term of the warrants is five years. At December 31, 2005, the Company granted 772,500 warrants to the debenture holders, none of the warrants were exercised.

The debentures bear interest at the rate of 7% per annum and are convertible into shares of common stock of Company at a conversion price which was equal to the closing bid price of the Company's common stock on the date the debenture was issued. If on any day after the first anniversary of the date of the debenture (i) the market price of the Company's common stock is $1.00 or more or
(ii) the Company completes a secondary offering yielding the Company $5 million or more in gross proceeds, then the Company has the right to cause the holders of the debentures to convert the entire principal amount of the debentures. The Company may redeem the debenture at any time after their second anniversary.


NOTE 7 - RELATED  PARTIES


The Company paid rent month to month during 2005 and 2004 to a company affiliated with the Chief Executive Officer. The rent paid was substantially the same as that of the affiliate's lease agreements with the landlord. Rent expense for the years ended December 31, 2005 and 2004 was $87,452 and $80,187, respectively.


The Company acquired distribution rights to two films from a company affiliated with the Chief Executive Officer for a license period, which expires on June 5, 2008. The Company is obligated to pay the affiliated producers fees at the contract rate when revenue is recognized from the sale of the films. Such payments will be charged against earnings. In 2004 and 2003, no payments were made to the affiliate and no revenue was recognized.

The Company owns distribution rights to two films, which were acquired through a company affiliated with the Chief Executive Officer that is the exclusive agent for the producers. This exclusive agent is 100% owned by the principal shareholder of the Company, but receives no compensation for the sale of the licensing rights.


Additionally, after recoupment of original acquisition costs, the principal shareholder has a 5% interest as a producer in the revenue received by unaffiliated entities. The Company received $21,250 and $3,750 in revenue relating to these films during 2005 and 2004, respectively.

Throughout 2005 and 2004, the Company's principal shareholder and officer made loans to, and payments on behalf of, the Company and received payments from the Company from time to time. The net outstanding balance due to the officer at December 31, 2005 and 2004, was $40,673 and $37,283, respectively.

Juniper Services utilizes the services of a subcontractor that is 85% owned by a family members of Services President. During 2005, payment to this subcontractor totaled $14,000.

As part of salary, bonuses and other compensation, the Company's President and Chief Executive Officer, was issued 2,358,111 and 155,464 shares of common stock (See Notes 8 and 10), valued at $62,288 and $58,143 in 2005 and 2004, respectively.

Additionally, during 2004 and 2005, the Company's President received options for 500,000 shares of the Company's common stock at a price of $0.21 per share in 2004 and no options during 2005, respectively. During 2004, under a cashless exercise provision, 380,000 options issued to him in 2003 and 2002, were exercised. No stock options that were exercised by the president under the cashless exercise provisions were ever facilitated through a broker. As a result, he received 87,391 shares of the Company's common stock. This resulted in a charge against Capital Contributions in Excess of Par and an increase in Common Stock at Par Value. As of December 31, 2005, 500,000 options owned by the Company's President were unexercised.

The Company issued options to other non-employee directors in 2004 for 250,000 and no options for 2005 of the Company's common stock, respectively. As of December 31, 2005, 250,000 unexercised options were held by directors.

The Company also issued options to purchase shares of the Company's common stock to an Officer of the Company during 2004 for 125,000 at a price of $0.19 and no shares for 2005. During 2004, under a cashless exercise provision, the Officer exercised 100,000 options issued to them in 2003 and received 28,211 shares of the Company's common stock. As of December 31, 2005, 125,000 of the options remain unexercised.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During 2005 and 2004, legal services were performed by a firm in which Mr. Barry
S. Huston, a member of the Company' Board of Directors, is a partner. Such services related to the collection and settlement of various receivables of the Company. During 2005 and 2004, $13,495 and $5,147 payments were paid to Mr. Huston or his firm, respectively.

Leases

The Company leased its New York office facility under a month to month lease

NOTE 8 - COMMITMENTS AND CONTINGENCIES

License Agreements

In some instances, film licensors have retained an interest in the future sale of distribution rights owned by the Company above the guaranteed minimum payments. Accordingly, the Company may become obligated for additional license fees as sales occur in the future.

Employment  Agreements

Mr. Hreljanovic has an Employment Agreement with the Company which expires on April 30, 2005, and that provides for his employment as President and Chief Executive Officer at an annual salary adjusted annually for the CPI Index and for the reimbursement of certain expenses and insurance. Based on the foregoing formula, Mr. Hreljanovic's salary in 2005 was scheduled to be approximately $214,600. Mr. Hreljanovic's employment agreement has been extended by the Board of Directors for two additional years. Additionally, the employment agreement provides that Mr. Hreljanovic may receive shares of the Company's common stock as consideration for raising funds for the Company.

Due to a working capital deficit, the Company is unable to pay his entire salary in cash. Mr. Hreljanovic has agreed to forego a portion of his salary for 2005. Pursuant to his employment agreement and in the best interests of the Company, in lieu of cash, Mr. Hreljanovic has agreed to accept the issuance of shares of the Company's common stock as a part of the payment for unpaid salary of 2005, which is under the Equity Incentive Plan. In 2005 and 2004, the Company issued 786,464 and 155,464 shares of common stock valued at $62,287 and $58,145, as payment of Mr. Hreljanovic's net salary, respectively.

During the first and fourth quarter of 2004, Mr. Hreljanovic forgave approximately $58,000 of his salary. Accordingly, to that extent, the financials reflect no compensation or accrual for such salary for Mr. Hreljanovic during this period.

Under the terms of this employment agreement, the Chief Executive Officer of the Company is entitled to receive a cash bonus when the Company's pre-tax profit exceeds $100,000.

On February 7, 2005, the Company executed an employment agreement with Mr. James Calderhead as President of Juniper's Technology Services business. The agreement is for three years and provides for a salary of $140,000 per year plus a sign-on bonus of $10,000. Additionally, the agreement provides Mr. Calderhead with options to purchase 300,000 shares of the Company's common stock at a price of $.31 per share. The options expire on February 7, 2010. The agreement also provides for other usual and customary benefits, such as health insurance and automobile allowances.

Going Concern

In August 2005, the Company's investment banker, in connection with the Company's receipt of $300,000 from a single accredited investor, committed to raise an additional $300,000 for the Company. These funds were to be used to execute the business plan which the Company had developed over a period of several months with the assistance of the investment banker. The Company then expended the first portion of the $300,000 in accordance with its business plan. In so doing, the Company met all of its revenue and earnings targets under the agreed upon business plan. The investment banker, however, only provided the Company with an additional $25,000. The failure to secure additional funds materially and adversely affected the Company's business operations. Specifically, the Company has had to suspend its operation in Memphis and Columbia with Time Warner and its operation in Detroit with Comcast. Also the

Company had missed a significant opportunity with Cox Communications in New the Orleans market following the Katrina disaster. The Company is hopeful that it can repair these major MSOs by reason of suspending those operations. The Company ceased operation in the above markets which had been generating approximately 30% gross profit margins prior to the Company's cessation of operations due to lack of funding. The Company had severely reduced its efforts in growing its revenue and focused on raising necessary funds.

NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

As shown in the accompanying financial statements, the Company's Revenue decreased to $581,000 in 2005, from $1,329,000 in 2004; Net loss increased to $4,842,000 in 2005, from $2,203,000 in 2004; Working capital decreased to negative $1,166,000 at December 31, 2005, from negative $1,144,000 at December 31, 2004.

The Company did not have sufficient cash to pay for the cost of its operations or to pay its current debt obligations. The Company raised $200,000, through the sale of 7% Convertible Debentures, $500,000 through the sale of 8% Callable Secured Convertible Debentures and $325,000 through Security Purchase Agreement for working capital, capital purchases and for the payment of debt to date. Among the obligations that the Company has not had sufficient cash to pay is its payroll, payroll taxes and the funding of its subsidiary operations. Certain employees and consultants have agreed, from time to time, to receive the Company's common stock in lieu of cash. In these instances the Company has determined the number of shares to be issued to employees and consultants based upon the unpaid compensation and the current market price of the stock. Additionally, the Company registers these shares so that the shares can immediately be sold in the open market.

With regard to the balance of the past due payroll taxes, a plan of payment has been negotiated with New York State and is currently being negotiated with the Internal Revenue Service. The Company has entered into agreements for substantially all the outstanding balances, whereas the Company shall pay approximately $11,125 per month.

The fact that the Company continued to sustain losses in 2005, had negative working capital at December 31, 2005 and still requires additional sources of outside cash to sustain operations, continues to create uncertainty about the Company's ability to continue as a going concern.

The Company has developed a plan to reduce its liabilities and improve cash flow through expanding operations by acquisition and raising additional funds either through issuance of debt or equity. The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds either through the issuance of debt or the sale of additional common stock and the success of Management's plan to expand operations. The Company anticipates that it will be able to raise the necessary funds it may require for the remainder of 2006 through public or private sales of securities. If the Company is unable to fund its cash flow needs, the Company may have to reduce or stop planned expansion, or possibly scale back operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 10 - INCENTIVE COMPENSATION PLANS

In 2004, the Company adopted the 2004 Consultant Stock Plan, which supplements all previously adopted plans. These plans allow the Company to grant incentive stock options, non-qualified stock options and stock appreciation rights (collectively "options"), to employees, including officers, and to non-employees involved in the continuing development and success of the Company. The terms of the options and the option prices are to be determined by the Board of Directors. The options will not have an expiration date later than ten years (five years in the case of a 10% or more stockholders).

At December 31, 2005, for all plans prior to the 2002 Plan, all options issued under the Plan were granted and either exercised or cancelled.

     o Under the 2004 Consultant Stock Plan an aggregate of 1,939,984 options have been issued;

     o Under the 2003 Equity Incentive Plan an aggregate of 1,450,168 options have been issued; and

     o    Under the 2002 Plan an aggregate of 472,500 options were issued.

Statement of Financial  Accounting Standards No. 123

The Company has stock-based compensation plans, as described above. The Company applies APB Opinion 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its fixed stock option plan or for options issued to non-employees for services performed. Had compensation for the Company's stock options been recognized based on the fair value on the grant date, the Company's income from continuing operations and earnings per share for the two years ended December 31, 2005, would have been impacted as shown in the following table;

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                                   December 31, 2005                       December 31, 2004
                                                   -----------------                       -----------------
Net Income
     As reported                                         $(4,882,968)                           $(2,203,152)
     Pro Forma                                            (4,882,968)                            (2,203,152)

Basic and diluted earnings (loss) per share
     As reported                                              $(0.26)                                $(0.27)
     Pro Forma                                                 (0.26)                                 (0.29)

NOTE 11 - INCOME TAXES

For the years ended December 31, 2005 and 2004, no provision was made for Federal and state income taxes due to the losses incurred during these periods. As a result of losses incurred through December 31, 2005, the Company has net operating loss carry forwards of approximately $22,800,000. These carry forwards expire through 2025.

In accordance with SFAS No. 109 "Accounting for Income Taxes", the Company recognized deferred tax assets of $9,348,000 at December 31, 2005. The Company is dependent on future taxable income to realize deferred tax assets. Due to the uncertainty regarding their utilization in the future, the Company has recorded a related valuation allowance of $9,348,000. Deferred tax assets at December 31, 2005 primarily reflect the tax effect of net operating loss carry forwards.

NOTE 12 - PREPAID  EXPENSES AND OTHER  CURRENT  ASSETS

At December 31, 2005, prepaid expenses and other current assets consisted of significant items such as: prepaid insurance expenses of $20,000; and prepaid consulting expenses of $48,900.

At December 31, 2004, prepaid expenses and other current assets consisted of significant items such as: advances to producers of $53,000; prepaid expenses of $29,000 prepaid consulting expenses of $28,000.


NOTE 13 - PREPAID  EXPENSES AND OTHER  CURRENT  ASSETS (CONTINUED)

Some of the prepaid expenses and other assets at December 31, 2005 and 2004 were established without the use of cash through the issuance of common stock. (see
Note 17)

NOTE 14 - OTHER INVESTMENTS

NetDive,  Inc.

The Company owns a 1.8% interest in NetDive, Inc. a privately owned company specializing in collaborative communications on the Internet. This investment was revalued at December 31, 2005 to reflect a $200,000 write-off.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15-  BUSINESS SEGMENT INFORMATION

The operations of the Company are divided into two business segments: technology and entertainment services - consisting of 1) a provider of technology services in the area of communications, Internet services, DSL and other web development and the acquisition and distribution of rights to films to the domestic as well as the foreign market in the DVD satellite, video and pay/cable and broadband.

The Company markets technology services throughout the United States. The Company's films licensing are available to be marketed throughout the world.




                                              2005                  2004

                                          -----------          ------------
Revenue:
      Technology services.............    $   525,104           $ 1,281,504
      Entertainment...................         55,400                47,550
                                          -----------           -----------
                                              580,504           $ 1,329,054
Cost of Operations
      Technology services.............    $ 1,714,922           $ 2,264,978
      Entertainment...................      1,767,824               159,122
      Corporate & Other...............      1,980,726             1,108,106
                                          -----------           -----------
                                            5,463,472           $ 3,532,205
Operating Income (Loss):
      Technology services.............    $(1,189,818)          $  (983,474)
      Entertainment...................     (1,712,424)             (111,572)
      Corporate & Other...............     (1.980,726)           (1,108,106)
                                          -----------           -----------
                                          $(4,882,968)          $(2,203,152)
Identifiable Assets:
     Technology services..............    $   166,639           $   864,284
     Entertainment....................        496,986             2,376,293
     Corporate & Other................        460,366               412,361
                                          -----------           -----------
Total consolidated assets.............    $ 1,123,991           $ 3,652,938
                                          ============          ===========
Depreciation Expense:
     Technology services..............    $   102,691           $    94,732
     Entertainment....................         28,075                41,587
     Corporate & Other................         28,046                40,694
                                          -----------           -----------
                                              159,812           $   177,013
                                          ===========           ===========
Capital Expenditures:
     Technology services..............    $     5,622           $   187,138
     Entertainment....................       (150,000)                    -
                                          -----------           ------------
                                          $  (144,378)          $   187,138
                                          ============          ============



The types of expenses included in the corporate line item for Cost of Operations primarily are selling, general and administrative expenses, settlement income, preferred stock dividends and interest expense. The types of identifiable assets included in that corporate line item primarily are cash, prepaid expenses, other current assets, other investments and property and equipment, net of accumulated depreciation .

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16 - QUARTERLY RESULTS OF OPERATIONS  (UNAUDITED)

Below is a summary of the quarterly results of operations for each quarter of 2005 and 2004:

The operations of the Company are divided into two business segments: technology and entertainment services - consisting of a provider of technology services in the area of communications, Internet services, DSL and other web development and the acquisition and distribution of rights to films to the domestic as well as the foreign market in the DVD, satellite, video and pay/cable and broadband



2005                                       First                 Second                Third                 Fourth     Total
---------------------------------- -------------- ---------------------- -------------------- ---------------------- ---------------

Revenue...........................     $ 137,397              $ 100,821          $   142,357            $   199,929    $   580,504
Gross Profit (loss)                       21,240                  7,668               49,005                (12,362)        65,551
Net Income (loss)                      $(407,396)             $(847,554)         $(1,181,190)           $(2,446,828)   $(4,882,968)

Basic and diluted net
Income (loss) per common
Share.............................     $   (0.04)             $   (0.08)         $     (0.07)            $    (0.07)         $0.26



2004                                       First                 Second                Third                 Fourth     Total
---------------------------------- -------------- ---------------------- -------------------- ---------------------- ---------------



Revenue...........................     $ 224,382              $ 314,467            $ 381,912              $ 408,293    $ 1,329,054
Gross Profit (loss)                      (39,082)                20,103              136,818                145,467        263,306
Net Income (loss)                      $(481,019)             $(599,934)           $(377,279)             $(744,920)   $(2,203,152)


Basic and diluted net
Income (loss) per common
Share.............................     $   (0.08)             $    0.08)           $   (0.04)             $  (0.07)          $0.27




NOTE 17 - SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest totaled $14,101 in and 2004. No cash was paid for interest in 2005.

During 2005, the Company satisfied a significant number of obligations without the use of cash through the issuance of the Company's common stock. These obligations included: compensation to officers and employees amounting to $291,230; payment of corporate debt amounting to $2,536,040; certain corporate expenses amounting to $14,700;

During 2004, the Company satisfied a significant number of obligations without the use of cash through the issuance of the Company's common stock. These obligations included: compensation to officers, employees and consultants amounting to $673,480; payment of corporate debt amounting to $9,000;
acquisition of equipment and licenses amounting to $76,055; and certain corporate expenses amounting to $139,365.


NOTE 18 - MAJOR CUSTOMERS

In 2005, the Company had three customers who each accounted for in excess of 10% of the Company's revenue, and collectively accounted for 70% of the total revenues.

In 2004, Cablevision accounted for 92% of the total revenue of the Company.

                               JUNIPER GROUP, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19 - SUBSEQUENT EVENTS

On February 7, 2006, the company signed an operating lease for office space in Boca Raton, Florida. These offices are for the Corporate offices.

To obtain funding for its ongoing operations, the Company entered into a Security Purchase Agreement with New Millennium Capital Partners II, AJW Qualified Partners, LLC, ASW Offshore, Ltd and Capital Partners LLC
(collectively, the "Investors"), on March 14, 2006, for the sale of: (i) $300,000 in Callable Secured Convertible Notes (the "Notes") and (ii) Stock Purchase Warrants (the "Warrants") to by 7,000,000 shares of the Company's common stock.

The Notes bear interest at 8%, mature on March 14, 2009, and are convertible into our common stock at the Investors' option, at the conversion price equal to the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days as reported on the Over-the-Counter Bulletin Board.

On March 16, 2006 Juniper Services, Inc. ("Services") a wholly owned subsidiary of the Company, completed its acquisition by entering into a Stock Exchange Agreement and Plan of Reorganization with New Wave Communications, Inc. ("New Wave"), providing for purchase by Services of all outstanding shares of New Wave. New Wave's business is the deployment, construction and maintenance of wireless-communication towers and related equipment. Services has agreed to pay New Wave $817,000 in cash and securities, which is being paid in installments.

The Company filed a Certificate of Designation of Series C Convertible Preferred Stock on March 23, 2006, pursuant to which the Company authorized for issuance 300,000 shares of Series C Preferred Stock, par value $0.10 per share, which shares are convertible after (i) the market price of the Common Stock is above $1.00 per share; (ii) the Company's Common Stock is trading on the OTCBB market or the AMEX; (iii) the Company is in good standing; (iv) the Company must have more than 500 stockholders; (v) the Company must have annual revenue of at least four million dollars; (vi) the Company does not have at least $100,000 EBITA for the fiscal year preceding the conversion request. The holders of he Series C Preferred Stock shall have the right to vote together with the holders of the Corporation's Common Stock, on a 30 votes per share basis (and not as a separate class), on matters presented to the holders of the Common Stock.

PRO FORMA RESULTS
                                  (PRO FORMA )
                        STATEMENT OF FINANCIAL CONDITION
                                       AND
                             STATEMENT OF OPERATIONS
                                DECEMBER 31, 2005

The following is a Statement of Financial Condition for the period ended December 31, 2005:

New Wave Communications, Inc.

On December 30, 2005, Services entered into a binding Letter of Intent with New Wave providing for the purchase by Services of all outstanding shares of New Wave. New Wave's business is the deployment, construction and maintenance of wireless communications towers and related equipment. This is a direct complement to the Company's existing broadband business. The Company, through Services, agreed to pay New Wave $817,000 as follows: $225,000 in cash and $592,000 in exchange for 19,734 Series B Voting Preferred Stock. On March 16, 2006, Service consummated the acquisition of New Wave by entering into a Stock Exchange Agreement and Plan of Reorganization with New Wave.

The following proforma data summarizes the Statement of Financial Condition and the Statement of Operation for the period ending December 31, 2005 indicating the acquisition of New Wave Communications, Inc. by Juniper Services, a wholly owned subsidiary of the Company. The acquisition is described above and is in the Company's prior periodic filings. The acquisition had been completed as of the beginning of the periods presented.

The proforma data gives effect to actual operating results prior to the acquisition and adjustments to income taxes. No effect has been given to cost reductions or operating synergies in this presentation. These proforma amounts do not purport to be indicative of the results that would have actually been achieved if the acquisition had occurred as of the beginning of the periods presented or that maybe achieved in the future.

      PRO FORMA CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)


                                DECEMBER 31, 2005



                                                                              New Wave
                                                           Juniper Group  Communications                     Proforma
                            ASSETS                              Inc.             Inc.        Sub Total     Adjustments       Total
                                                           -------------  --------------     ---------     -----------       -----
Current Assets
Cash.....................................................  $ 376,913      $    2,895      $  379,808                    $  379,808
    Accounts receivables - trade (net of allowance)           89,410         944,457       1,033,867                     1,033,867
    Unbilled costs.......................................          0          73,834          73,834                        73,834
    Prepaid expenses.....................................     68,900          20,980          89,880                        89,880
                                                          ----------      ----------      ----------     -----------    ----------
      Total Current Assets...............................    535,223       1,042,166       1,577,389              --     1,577,389

    Film licenses........................................    481,829                         481,829                       481,829
Property and.............................................    687,913         866,327       1,554,240                     1,554,240
     Less: accumulated depreciation......................   (580,974)       (560,857)     (1,141,831)                   (1,141,831)
Other assets.............................................                      9,000           9,000                        19,000
                                                          ----------      ----------      ----------     -----------    ----------
                                                             588,768         324,470         913,238              --       913,238
                                                          ----------      ----------      ----------     -----------    ----------

         Total assets.................................... $1,123,991      $1,366,636      $2,490,627              --    $2,490,627
                                                          ==========      ==========      ==========     ===========    ==========

                               LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
    Accounts payable and accrued expenses................$ 1,309,929     $   351,114      $1,661,043                   $ 1,661,043
    Notes payable - current..............................    343,810          78,448         422,258                       422,258
    Preferred stock dividend payable.....................     22,811                          22,811                        22,811
    Due to officers......................................     40,673                          40,673                        40,673
    Due to shareholders..................................      7,000                           7,000         225,000       232,000
                                                          ----------      ----------      ----------     -----------    ----------
              Total current liabilities..................  1,724,223         429,562       2,153,785         225,000     2,378,785
                                                          ----------      ----------      ----------     -----------    ----------

Long Term Liabilities
    Note payable -long term..............................    300,000          77,430          377,430                      377,430
                                                          ----------      ----------      ----------     -----------    ----------
     Total liabilities...................................  2,024,223         506,992       2,531,215              --     2,756,215

Shareholders' Equity
    12% Non-voting convertible redeemable
    preferred stock......................................      2,536                           2,536                         2,536
    Voting convertible redeemable Series B
    preferred  stock.....................................     11,749                          11,749                        11,749
    Common Stock............................... .........     14,232          75,000          89,232         (73,027)       16,205
    Additional paid In capital preferred stock...........     22,606                          22,606                        22,606
    Additional paid In capital preferred stock...........  2,561,769                       2,561,769         632,671     3,194,440
    Additional paid In capital - common stock............ 21,571,050          43,787      21,614,837         (43,787)   21,571,050

    Retained earnings (deficit)..........................(25,084,174)        740,857     (24,343,317)       (740,857)  (25,084,174)
                                                          ----------      ----------      ----------     -----------    ----------
    Total Shareholders Equity............................   (900,232)        859,644         (40,588)       (225,000)     (265,588)
                                                          ----------      ----------      ----------     -----------    ----------

         Total liabilities and shareholders' equity......$ 1,123,991     $ 1,366,636     $ 2,490,627              --  $  2,490,627
                                                          ==========      ==========      ==========     ===========    ==========


                       PRO FORMA STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDING DECEMBER 31, 2005

                                                                       Juniper Group,            New Wave
                                                                            Inc.            Communications Inc.      Total
                                                                      --------------       -------------------     -------

    Net Revenue....................................................    $   580,504               $  4,027,165     $  4,607,669
          Operating costs..........................................        514,953                  2,882,310        3,397,263
                                                                       -----------               ------------     ------------
     Gross Profit..................................................         65,551                  1,144,855        1,210,406

         Selling, general and administrative expenses..............      1,895,822                    921,437        2,817,259

         Revaluation of film licenses..............................      1,654,939                                   1,654,939

         Interest expense..........................................        139,178                     15,264          154,442

         Conversion expense for convertible debentures.............         42,000                                     642,000

          Revaluation of investments...............................        200,000                                     200,000

          Loss on asset disposition................................        200,213                                     200,213

          Revaluation of goodwill..................................        209,106                                     209,106
                                                                       -----------               ------------     ------------
                                                                         4,941,258                    936,701        5,877,959

                                                                       -----------               ------------     ------------
     Net (loss)....................................................     (4,875,707)                   208,154       (4,667,553)
         Preferred stock dividends.................................          6,086                                       6,086
    Tax Provision..................................................                                     2,403            2,403
                                                                       -----------               ------------     ------------
    Net (loss) available to common stockholders....................    $ 4,881,793                  $ 205,751      ($4,676,042)
                                                                       ===========               ============     ============

             Report of Independent Registered Public Accounting Firm






Board of Directors
New Wave Communications, Inc.

We have audited the accompanying balance sheets of New Wave Communications, Inc. (an Indiana Corporation) as of December 31, 2005 and 2004 and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on or audits.

We conducted our audit in accordance with standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.


In Our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Wave Communications, Inc. as of December 31, 2005 and 2004 and the results of its operations and cash flows for the periods ending December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.


                  /s/ Morgenstern, Svoboda & Baer, CPA's, P.C.

New York, N.Y.
January 14, 2006

                                               NEW WAVE COMMUNICATIONS, INC.
                                                      BALANCE SHEETS
                                                       DECEMBER 31,
                                                          ASSETS


                                                                                           2005                 2004
  CURRENT ASSETS
    Cash and Cash Equivalents                                                                  $2,895               $29,882
    Accounts Receivables (less allowance for doubtful accounts
      of ($3,880 in 2005 and $2,400 in 2004)                                                  944,457             1,158,960
   Unbilled Costs                                                                              73,834                41,456
   Prepaid Expenses                                                                            20,980
                                                                                           ----------            ----------

              Total Current Assets                                                          1,042,166             1,230,298

  FIXED ASSETS - AT COST                                                                      866,327               779,612
    Less: Accumulated Depreciation                                                            560,857               417,695
                                                                                              305,470               361,917

   OTHER ASSETS
    Due from shareholder                                                                       64,326                64,326
    Security Deposits                                                                          19,000                19,000

                                                                                               83,326                83,326
                                                                                           ----------            ----------
         TOTAL ASSETS                                                                      $1,430,962            $1,675,541

                                           LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES
    Current Portion of Notes Payable                                                          $78,448               $65,656
    Line Of Credit                                                                                  -               130,000

    Accounts Payable                                                                          351,114               602,789
              Total Current Liabilities                                                       429,562               798,445

  LONG-TERM LIABILITIES
    Note Payable (Net of Current Portion)                                                      77,430                88,812

              Total Long Term Liabilities                                                      77,430                88,812

  COMMITMENTS AND CONTINGENCIES

  STOCKHOLDERS' EQUITY
    Common Stock - No Par Value, Authorized- 200
        Shares, Issued and Outstanding - 10 Shares                                             75,000                75,000
    Additional Paid In Capital                                                                 43,787                43,787
    Retained Earnings                                                                         805,183               669,497

    Total Shareholders Equity                                                                 923,970               788,284
                                                                                           ----------            ----------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $1,430,962            $1,675,541




     The accompanying notes are an integral part of the financial statements

                          NEW WAVE COMMUNICATIONS, INC.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                         FOR THE YEAR ENDED DECEMBER 31,

                                                          2005                  2004
                                                        ---------             ---------
NET SALES                                               4,027,165             4,105,541

           COSTS OF GOODS SOLD                          2,882,310             2,882,977

 GROSS PROFIT                                           1,144,855             1,222,564


           SELLING, GENERAL & ADMINISTRATIVE              921,437               868,828

 INCOME FROM OPERATIONS                                   223,418               353,736

 OTHER INCOME & EXPENSES
     INTEREST EXPENSE                                      15,264                28,427
       GAIN ON SALE OF FIXED ASSETS                            -                  8,618

                                                           15,264                19,809

 NET INCOME BEFORE TAXES                                  208,154               333,927

 TAX PROVISION                                              2,403                 3,590

 NET INCOME /(LOSS)                                       205,751               330,337

 RETAINED EARNINGS - BEGINNING OF YEAR                    669,497               464,860

 SHAREHOLDER DISTRIBUTIONS
                                                         (70,065)             (125,700)

 RETAINED EARNINGS -                                     $805,183              $669,497



     The accompanying notes are an integral part of the financial statements


                                           NEW WAVE COMMUNICATIONS, INC.
                                              STATEMENTS OF CASHFLOWS
                                                    DECEMBER 31,

                                                               2005                   2004
 CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income                                               $   205,751            $   330,337
 Adjustments to Reconcile Net Income to Net
Cash
   Provided by Operating Activities:
     Depreciation                                             143,162                148,243
     Provision for Losses on Accounts
Receivable
     Gain On Sales Of Fixed Assets                                  -                 (8,618)
 Changes in Operating Assets and Liabilities
     Accounts Receivables                                     214,503               (490,326)
     Unbilled Costs                                           (32,378)                 4,746)
     Prepaid Expense                                          (20,980)                    --
     Accounts Payable and Accrued Expenses                   (251,675)               365,182
 Net Cash (Used In)/Provided By Operating                     258,383                340,072
Activities

 CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of Fixed Assets                                    (86,715)              (244,287)
    Proceeds from Sale of Fixed Assets                                                16,700
 Net Cash (Used In)/Provided By Investing                     (86,715)              (227,587)
Activities

 CASH FLOWS FROM FINANCING ACTIVITIES
 Borrowings Repayments-Net                                   (128,590)                71,015
 Cash Overdrafts                                                         -           (27,918)
 Shareholder Distributions                                    (70,065)              (125,700)
 Net Cash (Used In)/Provided By Financing                    (198,655)               (82,603)
Activities

 Net Increase/(Decrease) in Cash and Cash                     (26,987)                29,882
Equivalents

 Cash and Cash Equivalents at Beginning of Year                29,882                     --

 Cash and Cash Equivalents at End of Year                 $     2,895            $    29,882

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
 Cash Paid During the Year For:
   Interest                                               $    15,264            $    28,427
   Income taxes                                           $     2,403            $     3,590



                      The accompanying notes are an integral part of the financial statements


                          NEW WAVE COMMUNICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS


DECEMBER 31, 2005

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         GENERAL

     New Wave Communications, Inc. an Indiana Corporation formed in 2000, with operations in Franklin Indiana., is primarily a contractor for the construction of antenna towers. The Company, whose fiscal year ends
     December 31, maintains its books and records on the accrual method of accounting.

     USE OF ESTIMATES

     The preparation of the accompanying financial statement in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

     UNBILLED COSTS

     Unbilled costs consists primarily of Labor, Subcontractor costs, and installation accessories and is states at the lower of cost (on a first-in, first-out basis) or market.

     CASH EQUIVALENTS

         The Company considers all highly liquid temporary cash investments purchased with an original maturity of three months or less to be cash equivalents. The Company at times maintains cash balances with financial institutions that may be at times in excess of the FDIC insurance limits.

                          NEW WAVE COMMUNICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS


DECEMBER 31, 2005

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


     MACHINERY AND EQUIPMENT

     Machinery and equipment is stated at cost. Expenditures, which substantially increase the estimated useful lives, are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation or amortization are removed and the accounts and resulting gains or losses are included in operations.

     Depreciation is computed by the straight-line and accelerated methods over the estimated useful lives of the respective assets as follows:


              Machinery and Equipment                         5-7 Years

                  Automobiles and Trucks                      5   Years

                  Furniture and Fixtures                      7   Years


     ADVERTISING
     The Company's policy regarding advertising costs is to expense its advertising costs as it is incurred. Advertising expense for was $3,933 and 285 for years ending June 30, 2005 and 2004 respectively.

     CONCENTRATIONS
     The Company had four customers in 2005 and 2004 representing 76.58% and 86.17% of sales revenues for years ending December 31, 2005 and 2004 respectively. Within the industry in which the company operates, these concentrations are the product of a limited customer base. The company also had one subcontractor in 2005 and two in 2004 which represented 34.29% and 39.89% of the company's total costs related to revenues.

                          NEW WAVE COMMUNICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS


DECEMBER 31, 2005


4.   INCOME TAXES

     The Company has elected to be treated as an "S" Corporation under Federal and New York State income tax law. Accordingly, no provision has been made for Federal or State Income taxes, since any income tax is imposed on the shareholders in proportion to their stock ownership percentages. The Indiana State "S" Corporation special franchise tax are provided for in the financial statements.

5.   LINE OF CREDIT PAYABLE BANK

     Line of Credit Payable to Bank expired in 2004, balance paid off January 2005. Principal balance outstanding as of December 31, 2005 and 2004 was $
     - 0 - and $130,000 respectively.

6.   401(K) RETIREMENT PLAN

     On September 1st, 2002, the Company adopted the New Wave Communications 401(k) Plan. All employees who have worked more than one quarter year and are at least 21 years of age are eligible for the plan. The plan provides for eligible employees to make "Elective Deferrals" using pre-tax dollars. Federal Law limits individuals' maximum "Elective Deferrals". All employees are 100% vested in their rollover contributions at all times. Employees are removed from the Company's plan upon termination or reaching the normal retirement age and may withdraw at any time. Any company contribution to the plan is discretionary. The Company made no contributions to the plan year ended December 31, 2005 and 2004.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                            $    127.55
Accounting fees and expenses                      12,500.00*
Legal fees and expenses                           55,000.00*
Miscellaneous                                      5,000.00*
                                    TOTAL       $ 72,627.55*
                                                ===========


* Estimated.

 ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.



         On February 16, 2004 and July 2, 2004 we entered into two investment advisory agreements pursuant to which the investment advisors would provide us with introductions to the financial community, assist in raising capital, provide merger and acquisition candidates, and provide other advisory services. In consideration we granted the investment advisors warrants to purchase shares of our common stock at various exercise prices, as reflected in the following table:

         Number of Warrants         Exercise Price   Expiration Date of Warrants
         225,000                    $0.20            February 17, 2009
         300,000                    $0.65            July 1, 2010
         133,500                    $0.70            August 17, 2009
         300,000                    $0.75            July 1, 2010
         399,000                    $1.00            July 1, 2010

         On April 20, 2004, the Company borrowed $75,000 through a private placement and granted the note holders 150,000 warrants to purchase shares of our common stock at an exercise price of $0.50 per share and with a term of two years, which expired April 29, 2006.


         During the second quarter of 2004, we commenced an offering to sell up to $2,000,000 of 7% convertible debentures due May 24, 2007. As of September 31, 2005, we received $1,545,000 through the sale of the debentures. The debentures were sold in varying amounts, all with the same terms. Each debenture holder was granted warrants to purchase shares of our common stock at fifty (50%) percent for each dollar invested at an exercise price of $0.65 and a five year term. Except for one holder of debentures in the principal amount of $50,000, the debentures were converted into shares of our common stock at a conversion price of $0.10.

         In September 2005, we entered into a Common Stock Purchase Agreement with an accredited investor to sell our common stock at $0.10 per share. Under the terms of the Agreement, we issued to the investor 3,000,000 shares of common stock and 750,000 Warrants to purchase shares of our common stock with an exercise price of $0.50 per share.

         In October 2005, we entered into a Common Stock Purchase Agreement with two accredited investors to sell our common stock at $0.10 per share. Under the terms of the Agreement, we issued to the investors an aggregate of 250,000 shares of common stock and 37,500 Warrants to purchase shares of our common stock, with an exercise price of $0.65 per share.


         Between April 1, 2005 and June 30, 2005 we issued (i) an aggregate of 65,094 shares of common stock in satisfaction of indebtedness of $9,764, and
(ii) an aggregate of 80,000 shares of common stock in exchange for services rendered valued at $7,200.

         Between July 1, 2005 and September 30, 2005 we issued (i) an aggregate of 2,647,513 shares of common stock to employees and consultants in lieu of cash compensation of $135,800, (ii) an aggregate of 1,407,800 shares of common stock in exchange for services rendered valued at $70,400, and (iii) 16,713,504 shares of common stock in satisfaction of indebtedness of $1,545,000.


         During 2005 we issued an aggregate of 1,588,000 shares of our common stock in satisfaction of $107,200.00, of ordinary trade payables owing to accredited investors.

DECEMBER 2005 CONVERTIBLE DEBENTURE FINANCING

         To obtain funding for ongoing operations, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on December 28, 2005 for the sale of (i) $1,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 1,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants. The Company sold to the investors $500,000 in callable secured convertible notes on December 28, 2005 and an additional $500,000 in callable secured convertible notes is expected to be sold following the Company's registration statement being declared effective.

         The callable secured convertible notes bear interest at 8%, mature on January 15, 2009, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.13 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.13 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated December 28, 2005.

SERIES B PREFERRED STOCK

         We filed a Certificate of Designation of Series B Convertible Preferred Stock on January 4, 2006, pursuant to which we authorized for issuance 135,000 shares of Series B Preferred Stock, par value $0.001 per share, which shares are convertible after the earlier of (i) forty-five days after the conversion of the 8% callable secured convertible notes issued in our recent financing, or (ii) 12 months after this registration statement is declared effective, at a conversion price equal to the volume weighted average price of our common stock, as reported by Bloomberg, during the ten consecutive trading days preceding the conversion date. We issued an aggregate of 117,531 shares of Series B Preferred Stock to a group of our current shareholders in exchange for an aggregate of 23,506,109 shares of our common stock. The foregoing shareholders were existing investors before they did the exchange.

MARCH 2006 CONVERTIBLE DEBENTURE FINANCING

         To obtain funding for ongoing operations, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on March 14, 2006 for the sale of (i) $300,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 7,000,000 shares of our common stock..

         The callable secured convertible note bears interest at 8%, matures on March 14, 2009, and is convertible into our common stock, at the investors' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated March 14, 2006.


         * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

     The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List means Juniper Group, Inc. a Nevada corporation.


Exhibit
Number            Description

2.1 (2) Agreement and Plan of Merger dated as of January 20, 1997 between the Registrant and Juniper Group, Inc., a Nevada corporation.

3.1 (1)           Certificate of Incorporation of the Registrant, as amended.


3.2 (3) Certificate of Amendment of the Certificate of Incorporation of the Registrant


3.3 (2)           Certificate of Incorporation of Juniper Group, Inc.


3.4 (10) Certificate of designation of Series B convertible preferred stock filed with the Secretary of State of Nevada on January 4, 2006

3.5 (11) Certificate of designation of Series C convertible preferred stock filed with the Secretary of State of Nevada on March 24, 2006

3.6 (1)           By-Laws of the Registrant.

3.7 (2)           Amendment to the By-Laws of the Registrant

3.8 (2)           By-Laws of Juniper Group, Inc.

4.1(4)            1999 Stock Option Plan.

4.2 (5)           2000 Stock Option Plan.

4.3 (6)           2001 Stock Option Plan.

4.4 (7)           2002 Equity Incentive Plan.

4.5 (8)           2003 Equity Incentive Plan.

4.6 (9)           2004 Consultant Stock Plan.

5.1               Sichenzia Ross Friedman Ference LLP Opinion and Consent
                  (filed herewith).


10.1 (12)         Employment Agreement between the Registrant and Vlado P.
                  Hreljanovic.


10.2              Employment Agreement between the Registrant and
                  James A. Calderhead

10.3 (10)         Securities Purchase Agreement dated December 28, 2005 by and among the Company and New Millennium Capital Partners II,
                  LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and
                  AJW Partners, LLC

10.4 (10)         Form of Callable Secured Convertible Note dated
                  December 28, 2005

10.5 (10)         Form of Stock Purchase Warrant dated December 28, 2005

10.6 (10)         Registration Rights Agreement dated December 28, 2005 by and among the Company and New Millennium Capital Partners II,
                  LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW
                  Partners, LLC

10.7 (10)         Security Agreement dated December 28, 2005by and among the
                  Company and New Millennium Capital Partners II, LLC, AJW
                  Qualified Partners, LLC, AJW Offshore, Ltd. and AJW
                  Partners, LLC

10.8 (11)         Securities Purchase Agreement dated March 14, 2005 by and
                  among the Company and New Millennium Capital Partners II, LLC,
                  AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW
                  Partners, LLC

10.9 (11)         Form of Callable Secured Convertible Note dated March 14, 2005

10.10 (11)        Form of Stock Purchase Warrant dated March 14, 2005

10.11 (11)        Registration Rights Agreement dated March 14, 2005 by and
                  among the Company and New Millennium Capital Partners II, LLC,
                  AJW Qualified Partners, LLC, AJW Offshore, Ltd. and
                  AJW Partners, LLC

10.12 (11)        Security Agreement dated March 14, 2005by and among the
                  Company and New Millennium Capital Partners II, LLC, AJW
                  Qualified Partners, LLC, AJW Offshore, Ltd. and
                  AJW Partners, LLC

10.13 (11)        Stock Exchange Agreement and Plan of Reorganization between
                  Juniper Services, Inc. and New Wave Communications, Inc.

21.1              Subsidiaries of the Registrant.

23.1     Consent of Goldstein and Ganz, CPA, P.C. (filed herewith).

23.2     Consent of Morgenstern, Svoboda & Baer, CPA's, P.C. (filed herewith).
___________________________________________

(1) Incorporated by reference to the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1995.
(2) Incorporated by reference to the Company's Proxy Statement for its Annual Meeting held in February 1997
(3) Incorporated by reference to the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1996
(4) Incorporated by reference to the Company's Proxy Statement for its Annual Meeting held on December 30, 1999
(5) Incorporated by reference to the Company's Proxy Statement for its Annual Meeting held on December 27, 2000
(6) Incorporated by reference to the Company's Form S-8 filed on October 1, 2001, as amended on October 30, 2001.
(7) Incorporated by reference to the Company's Form S-8 filed January 3, 2003.
(8) Incorporated by reference to the Company's Form S-8 filed July 11, 2003.
(9) Incorporated by reference to the Company's Form S-8 filed April 26, 2004.
(10) Incorporated by reference to the Company's Form 8-K filed January 5, 2006.
(11) Incorporated by reference to the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2005.

(12) Incorporated by reference to the Company's Registration Statement on Form SB-2/A filed on May 31, 2006.

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

         (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the Town of Great Neck, State of New York, on June 5, 2006.


                               Juniper Group, Inc.


                               By: /s/  Vlado P. Hreljanovic
                                  ---------------------------
                               Vlado P. Hreljanovic
                               Chairman of the Board, President,
                               Chief Executive Officer,
                               Chief Financial Officer
                               (Principal Executive Officer,
                               Principal Accounting Officer and
                               Principal Financial Officer)


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:




      SIGNATURE                                    TITLE                                DATE


---------------------------    ---------------------------------------------    ---------------
                               Chairman of the Board, President, Chief          June 5, 2006
/s/ Vlado P. Hreljanovic       Executive Officer and Chief Financial Officer
------------------------       (Principal Executive Officer, Principal
  Vlado P. Hreljanovic          Accounting Officer and Principal Financial
                               Officer)


           *
------------------------
    Barry S. Huston            Director                                         June 5, 2006


           *
------------------------
   Peter W. Feldman            Director                                         June 5, 2006





 * By Vlado P. Hreljanovic, authorized under Power of Attorney filed with Form SB-2 (File No. 333-131730), filed with the Securities and Exchange Commission on February 10, 2006.